Exhibit 10.12

SPECIAL TERMINATION PROVISION

THE FOLLOWING PROVISION IS AGREED TO BY ORANGE AND SEVEN (AS EACH IS DEFINED BELOW) AND SUPERSEDES ANY AND ALL TERMS OF THE ATTACHED MASTER LICENCE AGREEMENT INCLUDING ALL ATTACHMENTS AND SCHEDULES (THE “AGREEMENTS”):

The parties agree that Orange may terminate the Agreements (and all attachments thereto) (a “Special Termination”) for any or no reason by written notice (a “Special Termination Notice”) received by Seven no later than 5pm PST 13 January 2003 (the “Special Termination Date”). In the event of a Special Termination: (i) the Agreements shall be deemed terminated and become null and void in their entirety; (ii) neither Party shall have any liability or obligation to the other as a consequence of such termination; (iii) each party shall cease use of confidential information of the other party which it then has in its possession or control, promptly return to the other party any records of it, destroy all copies of it, and certify that all copies have been destroyed; (iv) Orange shall be entitled to change any passwords issued by it to SEVEN and disconnect the remote access link; (v) each party shall cease use of all software, materials, deliverables and intellectual property rights of the other party; (vi) each party shall return all equipment owned by the other party (at the owning party’s expense) and shall comply with the reasonable request of the owning party in this respect and (vii) neither party shall issue any press release or other publication related to the subject matter of this Agreement.

If a Special Termination Notice is not received by the Special Termination Date, or if Orange sends written notice of Acceptance prior to the Special Termination Date then in either case (i) the Agreements shall remain in full force and effect, (ii) all Software and Professional Services deliverables delivered as of such date shall be deemed “Accepted” for all purposes under the Agreements (iii) and this Special Termination provision shall have no further force or effect.

Any dispute that arises in relation to the above will be resolved in accordance with English law and the parties will submit to the exclusive jurisdiction of the courts of England and Wales.

For the avoidance of doubt, SEVEN acknowledges that any of the following contact details may be used by Orange for serving a Special Termination Notice:

•	FAX NUMBER: [***]

•	POSTAL ADDRESS: 901, Marshall Street, Redwood City, California 94063, USA. Any Special Termination Notice should be marked for the attention of Mark Biestman, Chief Executive Officer. Orange shall be entitled to assume that the above details remain correct unless notice of any change is sent by SEVEN and received by Orange and Orange confirms such receipt in writing. A Special Termination Notice may be given only by fax or overnight delivery service and shall be deemed given upon actual receipt by Seven as evidenced in the case of a fax by an acknowledgement slip confirming receipt of the transmitted notice in readable form and in the case of a delivery service by evidence produced by the courier’s standard package tracking system.

THE ABOVE SPECIAL TERMINATION PROVISION IS HEREBY AGREED TO:

Duly authorised for and on behalf of:

SEVEN NETWORKS, INC. (“SEVEN”)

/s/ M. McKenzie	Signature
Mark McKenzie	Name Printed

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

VP Global Services	Position
6th Dec ’02	Date

Duly authorised for and on behalf of:
ORANGE PERSONAL COMMUNICATIONS SERVICES LIMITED (‘Orange’)

/s/ Thomas Monk	Signature
Thomas Monk	Name Printed
Senior Buyer	Position
6th December 2002	Date

MASTER LICENCE AGREEMENT

THIS AGREEMENT is made this 6th day of December 2002

BETWEEN:

ORANGE PERSONAL COMMUNICATIONS SERVICES LIMITED a company registered in England and Wales under number 2178917 with registered office at St James Court, Great Park Road, Almondsbury Park, Bradley Stoke, Bristol, BS32 4QJ (“Orange”), and

SEVEN NETWORKS, INC. a US corporation having offices at 901 Marshall St., Redwood City, California 94063, USA (“SEVEN”)

Whereas Orange wishes to obtain the Licence from SEVEN for use of the Software and Documentation (all defined below) in connection with the provision to Customers (as defined below) of the ‘Orange Office Freedom’ services and to engage SEVEN to provide Support Services and Hosting Services for the Software (defined below).

Whereas the Parties have agreed that the provision of the Licence and the Support Services shall be on the terms and conditions contained in this Agreement.

1. DEFINITIONS

For the purpose of this Agreement, the following words shall have the following meanings:

“Acceptance”

means the earlier of (a) the date on which Orange’s duly authorised representative gives express written notice to SEVEN that the Software conforms to the Licence Specification and the Acceptance Criteria, (b) any third party use of the Software (excluding any use pursuant to the Trial Agreement or other use authorised by SEVEN).

“Acceptance Criteria”	means the acceptance criteria and tests set out in Schedule 2 of this Agreement

“Agreement”

means this agreement concerning the provision of the Licence and Services (including all Schedules and expressly incorporated attachments) made between Orange and SEVEN, and as may be amended in writing from time to time in accordance with this Agreement

“Agreement Term”	shall have the meaning attributed to it in Clause 22.1

“Change Control Procedure”	means the procedure set out in Schedule 4

“Commencement Date”	means the date on which the last of the Parties signed this Agreement, as indicated on the signature page of this Agreement.

“Confidential Information”

means all confidential and proprietary information (on any media whatsoever) disclosed by one Party to the other Party pursuant to or in connection with this Agreement, whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such, and including, but not limited to, know-how methodology and other proprietary information and business and/or marketing plans and business practices and other commercially sensitive information.

“Customer”	means any person who uses or has the right to access or use any part of the Orange Office Freedom Services (or any other service or product which utilizes the Software) for any period of time.
“Documentation”	means any and all documentation provided by SEVEN to Orange hereunder including the Licence Specification

“Due Date”	means thirty (30) calendar days from the end of the month in which the relevant invoice is received from SEVEN by Orange

“Fees”

means all charges and fees paid by Orange to SEVEN in connection with this Agreement (including all schedules hereto) including (but not limited to) the Professional Services Fees, the Hosting Fees, the Licence Fees and the Support Services Fees

“Hosting Services”	means the managed hosting services provided by SEVEN to Orange pursuant to Schedule 7

“Intellectual Property Right”

means any patent, registered design, trade or service mark (whether registered or unregistered) and any applications for any of the same, copyright and all other industrial or intellectual property rights whatever whether registered or unregistered anywhere in the world

“Key Roles”	means the roles identified in Schedule 8 of this Agreement

“License”	means the rights granted to Orange in Clause 17.5

“Licence Fees”	means the fees to be charged by SEVEN to Orange for the Licences set out in Schedule 5 as amended from time to time in accordance with this Agreement

“Licence Specification”	means the specification comprising all the details described in Schedule 1 of this Agreement

“Minimum Term”	means the period of 24 months from the Commencement Date.

“Office Freedom Joint Branding Guidelines”	means the guidelines in Schedule 9A of this Agreement as amended from time to time in accordance with Clause (16) (Branding) of this Agreement

“Office Freedom Joint Marketing Guidelines”	means the guidelines in Schedule 9B of this Agreement as amended from time to time in accordance with Clause (16) (Branding) of this Agreement

“Orange Corporate Joint Branding Guidelines”

means the terms of the most recent copy of Orange’s internal guidelines on joint branding supplied by Orange from time to time on reasonable notice (excluding terms relating to 50/50 branding and branding where Orange is recessive), an example being provided at Schedule 9C of this Agreement

“Orange Group”	means any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, Orange Personal Communications Services Ltd or Orange, Société Anonyme registered at the Paris Trade and Companies Register under the No. 388 356 792, and with registered offices 6, place d’Alleray, 75015 Paris. As used in this definition, ‘control’ shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership, or other ownership or interest, by contract or otherwise.)

“Orange Network”	means any part of the Orange network including any hardware, software, equipment or other systems of Orange used in connection with the Orange Office Freedom Services

“Orange Office Freedom Services”	means the service to be provided by Orange to Customers in connection with this Agreement

“Orange Rights”

means any and all Intellectual Property Rights owned by or licensed (by a party other than SEVEN) to Orange including (but not limited to): (i) the Orange name, brand, trademarks and get-up (“Orange Trade Dress”); and (ii) the visual display of the relevant Professional Services Deliverables to the extent that such deliverables incorporate the Orange Trade Dress, but in all cases excluding any underlying software, code, algorithms, know-how or ideas forming part of Seven Rights.

“Party”	each of SEVEN and Orange and ‘Parties’shall be construed accordingly.

“Professional Services”	means the professional services provided by SEVEN to Orange pursuant to Schedule 12

“Professional Services Deliverables”	means any and all deliverables provided by SEVEN to Orange pursuant to the Professional Services Schedule between the parties.

“Professional Services Schedule”	means Schedule 12

“Seven Rights”	means any and all Intellectual Property rights in the Software, Professional Services Deliverables and Documentation but excluding Orange rights.

“Senior Executives”	means such individuals as have been appointed by the Parties to handle dispute resolution in accordance with Clause 29 of this Agreement being: Orange – [***] SEVEN – [***]

“Services”	means the Support Services, Hosting Services and Professional Services

“Software”	means the object code version of the SEVEN software specified in Schedule 1, Maintenance Releases and any deliverable of the Services which consist of software and all related Documentation

“Support Services”	is defined in Clause 15.1

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

“Support Services Fees”	means the fees to be charged by SEVEN to Orange in accordance with Schedule 5

“Support Services Rates”	means the rates set out in Schedule 5 as amended from time to time in accordance with this Agreement

“Warranty Period”	means the period of [***] from the date of Acceptance of the Software by Orange.

2. DURATION OF THIS AGREEMENT

2.1	This Agreement shall come into force on the Commencement Date and shall continue in full force and effect, subject to termination in accordance with the provisions of this Agreement.

3. SERVICES FEES, LICENCE FEES, INVOICING AND PAYMENT

3.1	The Licence Fees shall be as set forth in Schedule 5 during the Minimum Term and reviewed annually thereafter.

3.2	In consideration of the grant of rights by SEVEN in accordance with Clause 17.5 of this Agreement, Orange shall pay SEVEN the Licence Fees invoiced by SEVEN in accordance with the rates and payment schedule specified in this Clause 3 and Schedule 5 of this Agreement.

3.3	In consideration of the full and timely provision of Support Services by SEVEN in accordance with the terms of this Agreement, Orange shall pay SEVEN the Support Services Fees invoiced by SEVEN on a monthly basis in accordance with the Support Services Rates specified in Schedule 5 of this Agreement.

3.4	In consideration of the full and timely provision of Hosting Services by SEVEN in accordance with the terms of this Agreement, Orange shall pay SEVEN the Hosting Services Fees invoiced by SEVEN on a monthly basis in accordance with the Hosting Services Rates specified in Schedule 5 of this Agreement.

3.5	In consideration of the full and timely provision of Professional Services by SEVEN in accordance with the terms of this Agreement, Orange shall pay SEVEN the Professional Services Fees invoiced by SEVEN in accordance with Schedule 5 of this Agreement (unless other rates are set forth in the applicable SOW).

3.6	Notwithstanding Clause 19, all Fees are exclusive of United Kingdom Value Added Tax (which, if applicable, shall be paid by Orange) but inclusive of all transportation and related charges for delivery of the items to any United Kingdom mainland destination and all other applicable taxes, duties and similar liabilities.

3.7	All payments of Fees shall be in Pounds Sterling.

3.8	In the event that Orange fails to pay any Fees properly due under this Agreement by the Due Date, SEVEN shall be entitled to charge interest on such unpaid Fees at the rate of [***] and such interest shall accrue on a daily basis. In the event that Orange fails to pay any such Fees over a period of [***] after the Due Date, SEVEN shall be entitled to suspend supply of the

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

applicable service after expiry of that [***] period provided it has first given Orange at least 30 days’ written notice to expire on or after expiry of that [***] period (‘the Suspension Date’). In the event that Orange fails to pay such Fees before the expiry of a further [***] period following the Suspension Date, SEVEN shall be entitled to terminate this Agreement provided it has first given Orange at least 30 days’ written notice to expire on or after expiry of that further ninety-day period following the Suspension Date.

3.9	Any sums properly due to Orange under this Agreement (such as service credits) may be deducted from any payments due, or to become due, by Orange to SEVEN on any account.

3.10	The details contained in the applicable report produced by Orange in accordance with Clause 14.1 shall be used as the basis for the calculation of Support Fees relating to the month to which such report relates. In the event of a dispute arising between the Parties concerning the figures contained in any such report, if required by SEVEN, the figures shall be submitted to an independent auditor at the cost of SEVEN unless the figures put forward by Orange are more than [***]% below the figures suggested by the auditor.

4. SEVEN’S WARRANTIES

4.1	SEVEN warrants that:

4.1.1	it will comply with all applicable laws and regulations which apply to SEVEN in force from time to time in any competent jurisdiction;

4.1.2	it is entitled to enter into this Agreement and that it is entitled to grant the licences granted to Orange under Clause 17 of this Agreement.

4.1.3	the Services will be provided in a skilful and professional manner and in accordance with the highest generally accepted industry practices;

4.1.4	all SEVEN’s employees, contractors and agents engaged in connection with the provision of the Services have the necessary skills, expertise and diligence and will conform to the professional standards generally observed in the computer industry;

4.1.5	the Software and all patches, workarounds and all other forms of fixes will be checked for viruses, trojans, worms and similar rogue programs using recognised industry standard detection procedures (as updated from time to time) and any such other procedures as Orange may require (at its own expense) and shall be delivered free from any such rogue programs detectable through the use of such procedures when supplied to Orange under this Agreement.

4.2	SOFTWARE LIMITED WARRANTY. SEVEN warrants during the Warranty Period that:

4.2.1	all the Software shall materially conform in design, performance and materials to the Licence Specification and the Orange Corporate Joint Branding Guidelines (as in effect at the date of delivery thereof) and this Agreement.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

4.2.2	subject to Clause 4.2.5 below, all Software shall be of satisfactory quality (including in relation to safety, reliability and durability) and fit for its intended purposes (including not having any material adverse effect on the operation or functionality of any other part of the Software) at the relevant time;

4.2.3	subject to Clause 4.2.5 below, irrespective of whether or not or when the United Kingdom becomes a participating country in the ‘European Monetary Union’, the Software is and will remain for the duration of this Agreement:

(a)	capable of performing all functions set out in the Documentation; and

(b)	compliant with all legal requirements applicable to the Euro in any jurisdiction, including (but not limited to) the rules on conversion, triangulation and rounding set out in EU Regulation Number 1103/97 and any subsequent or similar regulation or law; and

(c)	capable of accepting, displaying and printing and will incorporate in all relevant screen layouts, all symbols and codes adopted in relation to the Euro; and

(d)	to the extent that they are capable of processing financial data, enabled to transact processes in Euro currency.

4.2.4	subject to Clause 4.2.5, neither the performance nor the functionality of the Software shall be affected by the arising or processing of any date, and in particular:

(a)	no value for the current date will cause any interruption in operation; and

(b)	date-based functionality must behave consistently for all dates; and

(c)	in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or interfacing rules; and

(d)	all manipulations of time related data will produce valid data values.

4.2.5	With respect to Clauses 4.2.2 to 4.2.4 Orange shall not have the right to make a warranty claim under any of these Clauses unless it would have an independent right to make such claim under 4.2.1.

EXCLUSIVE REMEDY FOR BREACH OF CLAUSES 4.2.1 TO 4.2.4

4.3	All faults in the Software discovered and reported by Orange after code delivery shall be handled in accordance with the obligations in Clause 4.5 below or pursuant to the support and maintenance obligations in Schedule 6 and Clause 15.

4.4	For the avoidance of doubt, any remedial work shall be conducted at the expense of SEVEN and at no additional cost to Orange.

4.5	In the event that Orange reports a fault in the Software which is in breach of any of Clauses 4.2.1 to 4.2.4 Orange may give notice to SEVEN of its intention to terminate this Agreement. If the fault is not fully resolved (including, resolution of the causes of the fault and prevention of recurrence of the fault) within 30 calendar days from the time Orange gives such notice to SEVEN, Orange shall be entitled to a full refund of the sum total of the Fees paid by Orange to SEVEN and to terminate this Agreement without further notice and with immediate effect.

4.6	For the avoidance of doubt, Orange’s rights under Clause 4.5 shall be available only during (and not after) the Warranty Period and shall be the sole and exclusive remedy available to Orange for breach of Clauses 4.2.1 to 4.2.4 above.

4.7	This Clause 4 is intended to restrict the scope of Orange’s recovery in relation to breaches of Clauses 4.2.1 to 4.2.4 above but not in relation to any other breach of this Agreement.

4.8	Any extension of the thirty-day period for resolution stated in Clause 4.5 pursuant to escalation and/or negotiation shall be without prejudice to Orange’s rights and remedies in this Agreement.

4.9	SEVEN’s warranty obligations shall not apply to the extent that: (i) a warranty claim is based on any use of the Software other than as set forth in this Agreement or (ii) any modifications to or alterations of the Software performed by any party other than SEVEN or SEVEN’s employees, agents or contractors.

4.10	No warranties, conditions or other terms other than those stated in this Agreement are made by SEVEN or shall be implied into the terms of this Agreement (whether by operation of law or otherwise).

5. SOURCE CODE ESCROW

5.1	The Parties agree that [***] will sign NCC’s standard Single Licensee Software Escrow Agreement (as attached at Schedule 10 of this Agreement) (“the Escrow Agreement”) within 7 calendar days of notification of the Acceptance. Unless terminated earlier by its own terms, the Escrow Agreement shall terminate automatically upon any termination of this Agreement other than termination pursuant to Clause 22.5.1, Clause 22.5.2 or a material breach of SEVEN’s support obligations pursuant to 22.6.

5.2	SEVEN shall deposit the source code of the Software and such other material and documentation as are necessary to comply with the terms of this Agreement and the Escrow Agreement.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

5.3	Orange shall pay all costs detailed in Schedule 2 of the Escrow Agreement (and with respect to any renewal terms), save where such costs arise (whether directly or indirectly) from breach by SEVEN of its obligations in either this Agreement or the Escrow Agreement.

5.4	The Parties agree that, in relation to SEVEN’s duty under Clause 2.1.2 of the Escrow Agreement, SEVEN’s duty shall be limited to the supply of source code and materials capable of being used to generate the version of the Software (including any part thereof) most recently commercially released by Orange and at least two (2) whole versions (i.e. X.0) immediately preceding that version.

5.5	The Parties agree that NCC shall be entitled to release the Material (as defined in the Escrow Agreement) to a duly authorised officer of Orange if [***].

6. TESTING AND ACCEPTANCE

6.1	The Parties agree to test the Software against the Acceptance Criteria in accordance with the test annex (Schedule 2) as soon as reasonably practicable. The parties further agree that although testing may continue in accordance with Schedule 2 following Acceptance, in no event shall any such testing or activity negate in any respect the finality of the Acceptance decision.

6.2	Orange shall have the right to witness, at SEVEN or its subcontractor’s plant, or other relevant location, all testing of the Software against the Acceptance Criteria and to have a copy of the results of such tests. The substance of this Clause 6.2 shall be inserted in any subcontract.

6.3	No events, acts or omissions, other than those set out in the definition of “Acceptance” in this Agreement shall be deemed to indicate acceptance of the Software. For the avoidance of doubt, neither the receipt of Software nor the performance of its obligations by Orange under the Professional Services Schedule shall be deemed to indicate Acceptance of the Software for the purposes of this Agreement.

7. TITLE AND ASSUMPTION OF RISK

7.1	Notwithstanding anything to the contrary, SEVEN shall bear the full risk of loss for all Software items which constitute tangible deliverables until all SEVEN’s obligations with respect to the relevant item have been discharged.

7.2	In the event that any Software item is returned to SEVEN in tangible form for remedy of any fault or defective performance risk shall pass to SEVEN in that particular item at point of dispatch.

7.3	SEVEN warrants that it has and will deliver good title to any disks or other fixed media (excluding any and all Intellectual Property Rights) on which any Software items are delivered under this Agreement, free from any claim, lien, pledge, mortgage, security, interest or other encumbrances.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

7.4	Ownership of the Intellectual Property Rights in the Software is covered in Clause 17 of this Agreement.

8. ACCESS TO WORK IN PROGRESS AND INSPECTION OF TECHNICAL DATA AND INFORMATON

8.1	Orange shall have the right to witness, at SEVEN’s or its subcontractor’s plant, or other relevant location, all developmental, qualification and testing of all items of Software.

8.2	SEVEN shall make available to Orange for examination, evaluation and inspection throughout the term of this Agreement all documentation relating to the performance, testing and Fault resolution in connection with the Software under this Agreement, including technical data and information relative to the design and testing (including re-testing) of the Software, provided, however, that in no event shall this Clause 8.2 be deemed to require SEVEN to disclose to Orange any documents, data or other information which constitute source code or trade secrets of SEVEN.

8.3	The substance of this Clause 8 shall be inserted in any subcontract.

8.4	For the avoidance of doubt, in this Clause 8, “Orange” includes its duly authorised agents and representatives.

9. PROGRESS AND STATUS REPORTS

9.1	SEVEN shall deliver to Orange progress and status reports in accordance with the terms (if any) set out in the Schedule 3 of this Agreement, or as may otherwise be agreed between the Parties from time to time.

9.2	All such reports shall be the exclusive property of Orange, provided that SEVEN may retain copies for its own internal business purposes. Such retained copies may not be distributed outside of SEVEN’s organisation without prior, express, written consent from Orange.

9.3	Where any subcontract is of an aggregate value of £100,000 or more, the sub-contractor shall be required to submit copies of written progress and status reports for inclusion in SEVEN’s progress and status reports to Orange and SEVEN shall procure that the provision of this Clause 9.2 shall apply to any sub-contractors reports.

10. KEY ROLES

10.1	SEVEN shall procure that the personnel notified to Orange in accordance with this Clause 10 undertake the Key Roles for which they were nominated.

10.2	SEVEN shall provide Orange with a list of named persons appointed to take on the Key Roles together with a statement of qualifications and past experience for each sufficiently complete to enable Orange to assess the ability of each person appointed on the Commencement Date.

10.3	SEVEN shall be entitled to remove and replace persons appointed to take on the Key Roles at any time without the prior written approval of Orange provided SEVEN gives notice to Orange of the change in personnel as soon as reasonably practicable and, in any event, no later than ten (10) business days following the change of personnel. Such notice shall include details of the newly appointed persons’ qualifications and past experience sufficiently complete to enable Orange to assess the ability of each person appointed.

10.4	SEVEN shall ensure that all persons appointed to the Key Roles have the requisite qualifications and abilities and co-operate with Orange throughout the term of this Agreement.

10.5	In the event that additional key roles (in addition to the Key Roles) are identified as required during the course of this Agreement, the Parties will consider amending Schedule 8 and SEVEN shall take Orange’s views and wishes into account and comply with them wherever it is reasonably practicable to do so. No additional persons shall be appointed as personnel (other than as substitutes for the Key Roles) without the prior written approval of Orange.

10.6	Nothing in this Clause 10 shall relieve SEVEN of any of its obligations or its responsibility for any acts or omissions of its employees, personnel, agents or sub-contractors under this Agreement.

11. REMOTE ACCESS SECURITY

11.1	In the event that SEVEN requires access to the Orange Network in order to perform its obligations under this Agreement the following terms shall apply:

11.1.1	[***]

11.1.2	[***]

11.1.3	[***]

11.1.4	[***]

11.1.5	[***]

11.1.6	[***]

11.1.7	[***]

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

11.1.8	[***]

11.1.9	[***]

11.1.10	SEVEN shall indemnify Orange against all losses, costs, expenses, damages, liabilities, demands, claims, actions or proceedings which Orange may incur to any third-party arising out of any breach of this Clause 11 caused by any wilful misconduct or grossly negligent act or omission of SEVEN, provided, however, that SEVEN shall not be liable for any damages to the extent caused by an act or omission of Orange.

11.2	SEVEN warrants that it will not use the remote access link for any purpose other than for the investigation, monitoring and resolution of a specific reported Fault or assistance with Customer implementations at the specific request of Orange.

11.3	The substance of this Clause 11 shall be inserted in any subcontract.

12. DATA PROTECTION

12.1	SEVEN agrees that it shall:

12.1.1	only process the Personal Data to comply with SEVEN’s obligations to Orange under the Agreement and in accordance with the laws of the United Kingdom and Orange’s written instructions and SEVEN shall comply with any current data protection and privacy policy, and instructions issued in writing by Orange (provided that such instructions given by Orange shall at all times be in accordance with the laws of the United Kingdom);

12.1.2	take appropriate technical and organisational security measures against unauthorised or unlawful access or processing of any Personal Data and against any loss, theft or destruction of, or damage to, such Personal Data;

12.1.3	ensure that only such of its personnel who may be required by SEVEN to assist it in meeting its obligations under this Agreement shall have access to the Personal Data and SEVEN shall take all reasonable steps to ensure the fidelity of SEVEN personnel who will have access to the Personal Data;

12.1.4	assist Orange with all subject access requests which may be received from the Data Subjects of the Personal Data;

12.1.5	not use the Personal Data for any purposes which may be inconsistent with those notified to the Data Subjects on or before the time of collection;

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

12.1.6	not disclose the Personal Data to a third party in any circumstances other than at the specific request of Orange;

12.1.7	allow its data processing facilities, procedures and documentation to be submitted for scrutiny by the auditors of Orange in order to ascertain compliance with the relevant laws of the United Kingdom and the terms of this Agreement;

12.1.8	procure that all Personal Data which is or may at any time during the term of this Agreement come into SEVEN’s knowledge, possession or control, shall be kept secret and confidential and shall not be used for any purposes other than those required or permitted by this Agreement and shall not be disclosed to any third party except insofar as this may be required for the proper operation of this Agreement and then only under appropriate contractual provisions;

12.1.9	promptly notify Orange if any Personal Data is required by law to be disclosed by it or any other person receiving it under or pursuant to this Agreement and shall co-operate with Orange regarding the manner of such disclosure (but without prejudice to any obligation to comply with any law);

12.2	The instructions given by Orange to SEVEN in respect of the Personal Data shall be in accordance with the laws of the United Kingdom.

12.3	All right, title and interest in the Personal Data shall vest solely with Orange.

12.4	On termination of this Agreement SEVEN shall cease to process the Personal Data and shall arrange for the prompt and safe return of all Personal Data held by it together with all copies of the Personal Data in its possession or control to Orange.

12.5	Each Party shall indemnify the other against all losses, costs, expenses, damages, liabilities, demands, claims, actions or proceedings which the other Party may incur to any third-party arising out of any breach of this Clause 12 caused by the wilful misconduct or grossly negligent act or omission of the indemnifying Party, provided, however, that the indemnifying Party shall not be liable for any damages to the extent caused by any act or omission of the indemnified Party.

12.6	The Parties acknowledge that SEVEN will be acting as a Data Processor in carrying out various activities including in connection with;

12.6.1	The provision of the Hosting Services (including holding Personal Data on it’s servers);

12.6.2	The provision of the Support Services (including accessing Personal Data on the Office Freedom administrative interface and participating in communications (including by telephone and e-mail) with Customers).

12.7	The Parties agree to communicate regarding compliance with this Clause 12 on a regular basis and Orange agrees to use reasonable commercial efforts to provide to SEVEN, from time to time, general guidance with respect to which laws and regulations under UK law are applicable to SEVEN in its performance of its obligations under Clause 12 of this Agreement.

12.8	The definitions of the Data Protection Act 1998 (as amended from time to time ) shall apply in relation to Data Subjects, Data Processor and Personal Data and the Parties acknowledge that in the context of the above activities the relevant Personal Data will include Customer names, Customer contact details and Customer account details.

13. RESTRICTIONS ON USE OF THE SOFTWARE AND DOCUMENTATION

13.1	Orange shall ensure that they use the Software at all times correctly in accordance with the Documentation

13.2	Orange shall not permit any person to have access to any part of the Software or Documentation, other than the following:

13.2.1	its authorised employees, agents or contractors

13.2.2	any person or company to whom Orange delegates responsibility for the operation of any part of its business in respect of which the Software or Documentation is to be used;

13.2.3	any person or company with whom back-up, disaster recovery, or outsourcing arrangements exist in respect of which the Software or Documentation is to be used;

13.2.4	Customers.

13.3	Orange shall take all practicable steps to prevent any access to the Software or Documentation by any person other than those stated in Clause 13.2 of this Agreement.

13.4	Orange shall comply with all applicable laws and regulations which apply to Orange concerning the Software and Documentation or their use.

13.5	Orange shall not, other than as expressly permitted in this Agreement, or to the extent that such activity is incidental to the use of the Software or Documentation as permitted in either this Agreement or the Documentation:

13.5.1	copy the whole or any part of the Software;

13.5.2	adapt, modify or alter in any way the whole or any part of the Software;

13.5.3	convert the whole or any part of the Software from object code into source code;

13.5.4	merge or combine the whole or any part of the Software with any other computer software;

13.5.5	part with possession of, lend, or transfer any part of the Software to any person;

13.5.6	use any of the Confidential Information of SEVEN contained in or derived from the Software to develop or market any software which is substantially similar in function and expression to any part of the Software;

except to the extent permitted by law or authorised by SEVEN.

13.6	Orange shall ensure that all persons expressly listed in Clause 13.2 shall be subject to written agreements containing restrictions and confidentiality obligations substantially the same as those contained in this Agreement.

13.7	For the avoidance of doubt, Orange does not make any warranties or grant any indemnities in relation to Customers’ use of the Software and/or Documentation except under Clause 14.5.

14. OBLIGATIONS OF ORANGE

14.1	Orange shall provide the reports to SEVEN containing the information set forth in Schedule 3 at the times set forth in Schedule 3. The format and content of such reports may be changed from time to time upon mutual agreement of the parties. SEVEN acknowledges that any information provided by Orange in its reports is Confidential Information. SEVEN further acknowledges that any forecast information provided by Orange as part of such reports is provided for informational purposes only and shall not be binding on Orange in any respect.

14.2	Orange agrees not to make any express representations or warranties with respect to the Software or the functionality provided by the Software in the related Orange services or products other than in accordance with the express representations and warranties made by SEVEN in this Agreement (including all Schedules) or as otherwise authorised in writing by SEVEN or provided to Orange by SEVEN in writing.

14.3	Orange agrees not to distribute or allow access to any portion of the Software by any third-party or Customer except in strict compliance with the terms of this Agreement (including all Schedules) and subject to a Customer License Agreement (as defined in Clause 17.5.3).

14.4	Orange agrees to notify SEVEN if it becomes aware of any violation of any terms of a Customer License Agreement with respect to the Software or any other potential violation of SEVEN’s Intellectual Property Rights and to provide reasonable assistance to SEVEN, at SEVEN’s expense, in connection with the enforcement of SEVEN’s Intellectual Property Rights.

14.5	Orange shall defend SEVEN and hold it harmless in the event that SEVEN is named as a defendant in a claim against Orange relating to the Orange products or services in circumstances where such claim does not relate to any part or feature of the Software or Professional Services or other products or services supplied by SEVEN.

15. SERVICES

15.1	SEVEN shall provide the support and maintenance services (“Support Services”) with respect to the Software as set forth in Schedule 6 for such period as Orange has agreed to pay the applicable Support Fees (which period shall include at a minimum the Minimum Term).

15.2	SEVEN shall provide the Hosting Services with respect to the Software in accordance with Schedule 7 for the Hosting Term and Orange agrees to pay the applicable Hosting Fees as set forth in Schedule 5.

15.3	SEVEN shall provide the Professional Services with respect to the Software in accordance with Schedule 12 and Orange agrees to pay the applicable Professional Services Fees as set forth in Schedule 5 in accordance with any SOWs issued under Schedule 12.

15.4	During any such period as SEVEN is providing Services, it agrees as follows:

15.4.1	it will provide all necessary personnel (who have sufficient familiarity with Orange’s deployment, customisations and procedures), material, and equipment for provision of the Services in accordance with this Agreement.

15.4.2	it will comply with its obligations set out in Schedule 8 (Project Management) and notify Orange of any change in identity of its duly authorised representatives and/or Senior Executives as soon as reasonably practicable;

15.4.3	it will comply and procure that all SEVEN’s personnel, agents and subcontractors comply with all security and other requirements of Orange, including without limitation Health and Safety, whilst on Orange’s premises.

15.4.4	it will not subcontract any part of the Services to be provided under this Agreement to a third party without the express prior written consent of Orange, such consent not to be unreasonably withheld. SEVEN shall provide Orange with a list of all persons appointed as subcontractors, together with a statement of the Services (or element thereof) to be provided by each contractor as soon as is reasonably practicable.

15.4.5	any subcontractor contract shall be on terms which are generally no less onerous than those imposed on SEVEN in connection with the Services (especially in relation to data protection and confidentiality);

15.4.6	In the event that SEVEN’s obligations to provide the Services are terminated or expire, SEVEN will allow, and will require that its subcontractors allow, Orange and/or third parties (or their sub-contractors) authorised by Orange access to the Software from time to time for the purpose of providing support and maintenance services in relation to the Software provided Orange gives SEVEN reasonable notice. For the avoidance of doubt, this right of access shall not extend to access to the source code of the Software beyond the terms permitted in the Escrow Agreement. This Clause 15.4.6 shall survive any termination or expiration of the whole or any part of the Agreement.

15.4.7	it will not knowlingly act, or omit to act, in any way which will impair the operation of, or jeopardise, the Orange network, or any part of it. For the purposes of this Clause, SEVEN shall be deemed to knowlingly act, or omit to act, if it has actual knowledge or constructive knowledge based on the information in its possession (or the possession of its employees, agents or contractors) or otherwise available to it (or its employees, agents or contractors) or in the public domain at the time of the relevant act or omission.

16. MARKETING GUIDELINES

16.1	Orange agrees that it shall not promote the Software to Customers other than in accordance with the Office Freedom Joint Marketing Guidelines, the Office Freedom Joint Branding Guidelines and the Orange Corporate Joint Branding Guidelines as amended from time to time;

16.2	Both Parties agree that they will comply with their obligations under the Office Freedom Marketing Guidelines, the Office Freedom Joint Branding Guidelines and the Orange Corporate Joint Branding Guidelines as amended from time to time.

16.3	The Parties agree that the Office Freedom Joint Marketing Guidelines and the Office Freedom Joint Branding Guidelines shall only be amended by written agreement between the Parties and on terms which follow as closely as possible the same spirit (including proportional representation of the Orange and SEVEN brands) as the Office Freedom Joint Marketing Guidelines and Office Freedom Joint Branding Guidelines in force at the Commencement Date and in accordance with all restrictions contained in the Orange Corporate Joint Branding Guidelines.

17. GRANT OF RIGHTS AND INTELLECTUAL PROPERTY INDEMNITY

17.1	All SEVEN Rights shall remain vested in SEVEN or its licensors or subcontractors as the case may be. For the avoidance of doubt, nothing under this Agreement shall be deemed to transfer any Intellectual Property Right from SEVEN to Orange (except for the license rights expressly granted in this Agreement).

17.2	For the avoidance of doubt, nothing in this Agreement shall prevent Orange from engaging any third party for the purpose of producing software which is substantially similar in function and/or expression and/or look and feel to any part of the Software, or providing services which are substantially similar to the Professional Services, provided that Orange does not utilise any of SEVEN’s Confidential Information or Intellectual Property Rights.

17.3	All Orange Rights shall remain vested in Orange. For the avoidance of doubt, nothing under this Agreement shall be deemed to transfer any Intellectual Property Rights from Orange to SEVEN (except for the license rights expressly granted in this Agreement).

17.4	Orange grants to SEVEN a royalty-free, non-exclusive, non-transferable, non-sublicensable, revocable world-wide licence to use the Orange Rights solely for the purpose of providing the Services to Orange in connection with this Agreement and/or the Orange Office Freedom services.

17.5	License Grant to Orange.

17.5.1	Subject to the terms of this Agreement, SEVEN grants to Orange a perpetual, royalty-free (subject to payment of all fees due hereunder), non-exclusive, non-transferable (other than in accordance with

Clause 17.6 or 36 (Assignment)), world-wide licence to use, in object code form only (unless use of the source code is permitted pursuant to Clause 5 (Source Code Escrow)), the Software for the purpose of supplying the Orange Office Freedom Services to Customers with respect to which Orange has paid the applicable licence fee in accordance with Schedule 5. For the avoidance of doubt, this license shall include (but not be limited to):

(i) the right to make copies for such purposes; and (ii) the right to redistribute portions of the Documentation for the purposes of providing user guides and information to Customers, provided Orange complies with Clause 16 (Branding); and (iii) the right to grant the Customer Licenses.

17.5.2	For the avoidance of doubt, Orange may not distribute any portion of the Software to any Customer or any other third party (except for the purposes of Orange using a third party to host the Software on its behalf).

17.5.3	“Customer License” means a right granted by Orange to Customers to access, through a browser, the end user portion of the Software and Documentation solely in connection with their receipt and use of the Orange Office Freedom services. Each Customer receiving a Customer License shall be bound by an enforceable written license agreement which limits use rights in accordance with this Clause 17 and which is no less protective of SEVEN (including with respect to warranty disclaimer, liability limitation and copyright) as the terms of this Agreement (a “Customer License Agreement”).

17.5.4	The parties acknowledge that the Orange Office Freedom Service may be offered by Orange to corporate entities each with a number of end users (a “Corporate Customer”). In such cases, Orange shall be deemed to be in compliance with Clause 17.5.3 provided that (i) a Customer Licence Agreement is entered into between Orange and each Corporate Customer for all end users; (ii) the Corporate Customer remains responsible for compliance with the terms of the Customer Licence Agreement with respect to each of its end users; and (iii) each such end user shall be deemed to be a single Customer for the purpose of calculating Fees in accordance with Schedule 5.

17.6	Notwithstanding the reference in Clause 17.5.1 above describing the licence as ‘non-transferable’ Orange may transfer that licence to any member of the Orange Group in accordance with Clause 36.3.

17.7	SEVEN warrants that it has or will obtain all authorities and Intellectual Property Rights necessary to enable SEVEN to meet its obligations under this Agreement.

17.8	SEVEN further warrants that, the Software will not infringe (or cause Orange to infringe) any third party Intellectual Property Right in any part of the world of which it has actual or constructive knowledge at any time up until the time of the alleged infringement (“Third Party Rights”). For the purposes of this Clause, Seven shall be deemed to have constructive knowledge of all information in its possession (or the possession of its employees, agents or contractors) or otherwise available to it (or its employees, agents or contractors) or in the public domain at any time up until the time of the alleged infringement.

17.9	SEVEN shall defend and hold harmless and provide a full indemnity to Orange to cover all damages, costs (including legal costs) and losses and expenses arising from any third-party allegation, claim or demand based on an allegation of infringement of Third Party Rights.

17.10	As a condition of SEVEN’s indemnification obligations, Orange hereby agrees that:

17.10.1	SEVEN shall have sole conduct and authority with respect to the defence or settlement of any claim relating to infringement as described in Clause 17.9 above; and

17.10.2	Orange shall co-operate reasonably with SEVEN at SEVEN’s own cost in the defence of any or all such claims or demands.

17.11	In the event that any allegation, claim or demand relating to infringement as described in Clause 17.9 above results in an injunction, ruling or other result which affects in any way Orange’s use of the Software (an “Injunction”), or if in the opinion of SEVEN such allegation, claim or demand is likely to lead to an Injunction, then SEVEN shall at its own option and expense either:

17.11.1	secure a licence or other arrangement to enable Orange to continue to use or receive the Software; or

17.11.2	modify that aspect of the Software which is claimed to be infringing so that it no longer constitutes an infringement. Any such modification shall not degrade performance or functionality.

17.12	In the event that neither of the above options in 17.11 is available then SEVEN or Orange may terminate the relevant part of this Agreement with immediate effect and SEVEN shall forthwith fully reimburse Orange in respect of all sums paid by Orange to SEVEN under this Agreement in respect of the relevant Software.

17.13	SEVEN shall have no obligation to indemnify Orange in accordance with Clause 17.9 above to the extent that such losses arise from:

17.13.1	the use of the Software other than as set forth in this Agreement and any instructions or documentation issued by SEVEN to Orange;

17.13.2	any modification to or alteration of the Software performed by anyone other than SEVEN or SEVEN’s employees, agents or contractors;

17.13.3	the use of the Software in an application for which SEVEN has notified Orange it was not designed, where such infringement would not have occurred but for such misuse;

17.13.4	a claim based on Intellectual Property Rights owned by Orange or any Orange Group member.

17.14	For the avoidance of doubt, in the event of any allegation, demand, claim, or loss relating to any alleged infringement by SEVEN of Third Party Rights, Orange shall not be entitled to any remedy other than under:

•	Clause 17.9, to be read in conjunction with Clause 18.3.2(a) (uncapped indemnity);

•	Clause 17.11.1 (licence);

•	Clause 17.11.2 (modification);

•	Clause 17.12 (reimbursement of fees).

17.15	Orange shall defend SEVEN and hold it harmless in the event that SEVEN is named as a defendant in a claim against Orange relating to the Orange products or services in circumstances where such claim does not relate to any part or feature of the Software or other products or services supplied by SEVEN (or its employees, agents, or contractors).

17.16	SEVEN agrees to notify Orange if it becomes aware of any potential violation of Orange’s Intellectual Property Rights and to provide reasonable assistance to Orange, at Orange’s expense, in connection with the enforcement of its Intellectual Property Rights.

18. LIABILITY AND LOSS AND DAMAGE INDEMNITY

18.1	Each Party shall be liable for, and shall indemnify the other Party against any expense, liability, loss or claim in respect of personal injury to, or death of any person arising out of any act or omission of that Party or of any person for whom it is responsible.

18.2	SEVEN shall be liable for and shall indemnify Orange against any expense, liability, loss or claim in respect of loss or damage to any tangible property (excluding any data but including the hardware comprising the Orange Network) insofar as loss or damage arises out of any act or omission of SEVEN.

18.3	Neither party will be liable to the other whether in contract, tort (including negligence) or otherwise for:

18.3.1	Any of the following kinds of loss or damage:

(i)	loss of profits;

(ii)	loss of revenues;

(iii)	loss of business opportunities;

(iv)	consequential, indirect, incidental, special or punitive damages whether or not such Party was or should have been aware of the possibility of these damages

18.3.2	any amount exceeding [***] from time to time (whichever is the higher) for any cause of action, whether in contract, tort or otherwise, except for:

(a)	damages for which a Party has an obligation of indemnity under this Agreement under Clause 11.1.10 (Remote Access), Clause 12.5 (Data Protection), Clauses 17.9 & 17.15 (on infringement of Third Party Rights), Clause 18.1 (personal injury/death caused by negligence) and Clause 18.2 (property damage);

(b)	any grossly negligent, fraudulent or malicious act or omission or any other deliberate or wilful breach of this Agreement; or

(c)	any breach of Clause 33 (Confidentiality).

For the avoidance of doubt, this cap on liability shall apply to this Agreement, the Schedule 7 and the Professional Services Schedule between the Parties and sums recovered and/or Fees paid under this Agreement shall be evaluated collectively for the purposes of this Clause 18.3.2.

18.4	Notwithstanding any other term of this Agreement, nothing in this Agreement shall operate to exclude or limit either Party’s liability for death or personal injury caused by its negligence or for any statement made fraudulently.

18.5	Indemnification Procedures. The following terms will apply as a condition with respect to any indemnification obligation of either Party under this Agreement:

18.5.1	the indemnified Party shall in each case be deemed to include such Party (whether SEVEN or Orange) and its respective employees, agents, contractors and representatives;

18.5.2	to the extent an indemnification obligation arises from an act or omission of a Party, then for such purposes each Party (whether SEVEN or Orange) shall be deemed to include it’s respective employees, agents, contractors and representatives

18.5.3	the Party seeking indemnification shall be required to provide the following to the indemnifying Party: (a) prompt notice of the applicable claim; (b) the right to have the sole conduct and authority with respect to the defence or settlement of such claim; and (c) reasonable cooperation, at the indemnifying Party’s expense, in the defence of such claim;

18.5.4	Amounts to be paid under indemnification shall be amounts finally awarded or agreed in full and final settlement by the indemnifying party.

19. EXPORT REGULATIONS

19.1	In the event that Orange transfers Software to any location outside the United States, Orange hereby agrees it will comply with all applicable United States export laws and regulations.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

20. GOVERNMENTAL AUTHORISATION

20.1	SEVEN shall be responsible for obtaining all necessary governmental authorisations including but not limited to export or import licences necessary for the performance of all SEVEN’s obligations hereunder.

21. TAXES AND DUTIES INDEMNITIES

21.1	SEVEN shall assume responsibility for, and shall save Orange harmless from, all taxes, duties, and similar liabilities, including interest or penalties related thereto, which may be required to be paid by SEVEN under any present national, or local law or laws, which become due by reason of the performance of this Agreement or any subcontract hereunder, and shall execute and deliver any instruments, and comply with any requirements of such laws, as may be necessary thereunder to give effect to this Agreement.

21.2	The indemnity in Clause 21.1 above shall not apply in respect of United Kingdom Value Added Tax or other taxes due by Orange based on the income or activities of Orange.

22. TERMINATION

22.1	This Agreement shall be in force for the Agreement Term subject to Termination pursuant to Clause 22.4 through 22.7, 3.8, or 25.3 of this Agreement or Clause 6 of Schedule 6. For the purposes of this Agreement, ‘Agreement Term’ means the Minimum Term or such longer term as shall apply in accordance with Clause 22.2.

22.2	Following expiry of the Minimum Term, this Agreement shall automatically renew for successive one (1) year periods (‘Renewal Terms’), subject to either Party giving notice to the other Party of termination at least 3 months prior to the expiry of the then Minimum Term or Renewal Term (whichever is applicable). Commencing with the first Renewal Term, if any, SEVEN shall have the right to adjust any terms of Schedule 5 (License Fees and Payment Schedule other than paragraph 3 of Schedule 5 which shall survive in accordance with its own terms) provided it gives written notice to Orange at least 3 months prior to the commencement of any such Renewal Term.

22.3	SEVEN agrees to provide any changes to Schedule 5 at least 3 months prior to expiration of the Minimum Term or Renewal Term (whichever is applicable) and Orange shall have the right on receipt of the changes to extend the notice period specified in Clause 22.2 for a further period of one month.

22.4	Either Party may terminate the whole or any part of this Agreement on 3 months written notice to the other Party to expire on or after expiry of the Minimum Term.

22.5	Either Party may terminate this Agreement in whole, or in part at any time with immediate effect:

22.5.1	if the other Party becomes subject to an administration order, a receiver or administrative receiver is appointed, or an encumbrancer takes possession of any of such Party’s property or assets, such Party enters into an arrangement or composition with its creditors, becomes insolvent or if its financial position is such that within the framework of its national law, legal action leading towards insolvency may be taken against it by its creditors (and such action is taken and not dismissed within ninety (90) days thereof);

22.5.2	if the other Party ceases or threatens to cease to carry on business without a successor;

22.5.3	if the other Party is engaged in fraudulent practices in connection with this Agreement, especially by deceit concerning the nature, quality or quantity of goods or services required to be rendered under this Agreement or by the giving or offering of gifts or remuneration for the purposes of bribery to any person in the employ of the innocent Party or its consultants or agents of whatever nature, or acting on behalf of any of them, irrespective of whether such bribes or remuneration are made on the initiative of the other Party or otherwise;

22.6	If either Party materially breaches any of its obligations under this Agreement (other than Orange’s obligation to pay any sums due to SEVEN (which related termination right is set forth in Clause 3.7) and other than a breach by either Party to the extent caused solely and directly by a breach by the other Party of its obligations under this Agreement the other Party may give notice to the Party in breach and (if capable of remedy) specify reasonable time limits within which such breach should be remedied. If the Party in breach fails or is unable to remedy such material breach within such reasonable time limits then the other Party may, by written notice, terminate this Agreement (in whole or in part) with immediate effect at any time. For the avoidance of doubt, any remedial work shall be conducted at the expense of the Party in default and at no additional cost to the other Party and any extension of the time for remedy pursuant to escalation and/or negotiation shall be without prejudice to the non-defaulting Party’s rights and remedies under this Agreement.

22.7	This Agreement may be terminated at any time by the mutual written consent of both parties.

22.8	The rights of each Party under this Clause 22 are in addition to, and without prejudice to, or forfeiture of, any other rights or remedies that such Party may have under this Agreement or at law as a consequence of any default by the other Party under this Agreement.

23. CONSEQUENCES OF TERMINATION

21.1	In the event of termination or expiry of this Agreement:

23.1.1	Orange shall be entitled to change the Password issued in accordance with Clause 11 and disconnect the remote access link from the moment termination takes effect or before if entitled to do so in accordance with the provisions of Clause 11.

23.1.2	Each Party shall cease use of Confidential Information of the other Party which it then has in its possession or control, promptly return to the other Party any records of it, destroy all copies of it, and certify that all copies have been destroyed; and

23.1.3	The rights and obligations of the Parties under Clause 33 (Confidentiality) shall survive termination of this Agreement for five (5) years; and

23.1.4	SEVEN’s rights under Clause 17.4 and Schedule 9 shall expire, except to the extent necessary to provide the Wind-Down Period rights as set forth in Clause 23.1.5 below; and

23.1.5	The Licence granted to Orange under Clause 17.5.1 of this Agreement shall survive termination (other than termination by SEVEN pursuant to Clause 22.6) solely to the extent necessary for Orange to support the number of Customers with respect to which Orange has fully paid the applicable License Fees to SEVEN as of the date of such termination (the “Wind-Down Period”); and

23.1.6	For the avoidance of doubt, during the Wind-Down Period Orange must remain in full compliance with all of the restrictions set forth in this Agreement and SEVEN shall have no liability to Orange with respect to warranty or Services; and

23.1.7	Each Party shall return all equipment owned by the other Party (at the owning Party’s expense) and shall comply with the reasonable requirements of the owning Party in this respect; and

23.1.8	SEVEN shall cease to provide the Services with immediate effect; and

23.1.9	Orange’s liability to pay the Fees shall be extinguished except for any amounts either then due or which relate to Services provided and or Customer Licences granted to Orange prior to termination; and

23.1.10	Each Party’s obligations under this Agreement and all Schedules shall be extinguished unless such obligations are expressly stated to continue following termination.

23.2	The following clauses shall survive termination or expiry of this Agreement:

23.2.1	Clause 13 (Restrictions on Use of the Software & Documentation)

23.2.2	Clause 17.1 (Intellectual Property of SEVEN)

23.2.3	Clause 17.3 (Intellectual Property of Orange)

23.2.4	Clause 18 (Liability and Loss & Damage Indemnity)

23.2.5	Clause 23 (Consequences of Termination)

23.2.6	Clause 25 (Force Majeure)

23.2.7	Clause 27 (Language & Communication)

23.2.8	Clause 28 (Notices & Reports)

23.2.9	Clause 29 (Dispute Resolution)

23.2.10	Clause 30 (Applicable Law & Jurisdiction)

23.2.11	Clause 31 (Severability)

23.2.12	Clause 32 (Publicity)

23.2.13	Clause 33 (Confidentiality)

23.2.14	Clause 34 (Relationship)

23.2.15	Clause 35 (Third Parties)

23.2.16	Clause 36 (Assignment)

23.2.17	Clause 37 (Waiver)

23.2.18	Clause 38 (Amendment)

23.2.19	Clause 39 (Entire Agreement)

23.2.20	Clause 40 (Counterparts)

24. BUSINESS CONTINUITY PLANNING

24.1	Throughout the duration of this Agreement SEVEN shall have in place a series of procedures and practices designed to allow SEVEN to reasonably continue to perform any and all of its obligations under this Agreement in the event of a Business Impacting Incident (“Business Continuity Planning Procedures”). A Business Impact Incident means any Force Majeure or similar type event (including labour strikes) which has a material adverse impact on SEVEN’s ability to perform its obligations under this Agreement. Notwithstanding any other clause in this Agreement, Orange reserves the right to inspect and audit the Business Continuity Planning Procedures and, upon reasonable notice, attend SEVEN’s facilities (at Orange’s expense). SEVEN shall promptly implement any reasonable written recommendations provided by Orange in relation to the Business Continuity Planning Procedure and shall provide Orange with written confirmation of such implementation.

24.2	In the event of a Business Impacting Incident SEVEN shall:

24.2.1	immediately give notice to Orange of the Business Impacting Incident; and

24.2.2	comply with the agreed Business Continuity Planning Procedures and (if relevant) any other industry standard business continuity and/or disaster recovery practices reasonably designed to ensure that the performance of its obligations under this Agreement is substantially uninterrupted; and

24.3	In the event of a material failure by SEVEN to comply with this Clause 24, Orange shall be entitled to terminate this Agreement in accordance with Clause 22 of this Agreement.

24.4	As of the Commencement Date, SEVEN’s Business Continuity Planning Procedure with respect to the Hosting Services is set forth in Annex C of Schedule 7.

25. FORCE MAJEURE

25.1	The term “Force Majeure” as used in this Clause 25 means an event beyond the control and without the fault or negligence of Orange, SEVEN, or their sub-contractors or suppliers hereunder, including acts of God, acts of government, fire, flood or storm damage, earthquakes, war and riot. For the avoidance of doubt “Force Majeure” does not include strikes or labour disputes.

25.2	Neither Party shall be responsible for delay in performing any obligation under this Agreement within the time-limit required for such performance, due to Force Majeure, provided that notice thereof is given to the other Party within ten (10) calendar days after such event has occurred.

25.3	Upon occurrence of Force Majeure, and with proper notice as set forth above, such schedule or time-limit for performance shall be extended accordingly, provided that the Party wishing to rely upon the Force Majeure event makes every effort to minimise such delay. If the delay continues beyond a reasonable period, taking into account the requirements of Orange for performance of the affected obligation and/or prompt performance of any other obligation under this Agreement, Orange may, upon notice of thirty (30) calendar days to SEVEN terminate this Agreement in whole or in part, without incurring any financial obligations to SEVEN as a consequence of such termination.

26. INSURANCE

26.1	SEVEN shall effect and maintain insurance (at no cost to Orange) with a reputable insurance company to a level that will cover all its obligations under this Agreement.

26.2	If reasonably practicable, SEVEN shall procure that Orange’s interest is noted on the insurance policies and, upon request by Orange, SEVEN shall produce copies of such policies to Orange.

26.3	SEVEN warrants that nothing it has done or omitted to do will result in any insurance policy becoming void, voidable or unenforceable.

27. INTENTIONALLY OMITTED

28. NOTICES AND REPORTS

28.1	All notices and reports required to be given under this Agreement shall be deemed to have been duly served if hand delivered or sent by facsimile or if within the country of posting sent by first class registered post or recorded delivery or if outside the country of posting by registered airmail post correctly addressed to the relevant Party’s address (stated at the front of this Agreement) or at such other address as either Party may designate from time to time in accordance with this Clause 28.

28.2	All notices must be marked for the attention of the relevant Party’s duly authorised representative.

28.3	Any notice sent pursuant to this Clause 28 shall be deemed to have been served:

28.3.1	If hand delivered at the time of delivery by posting through the letter box of the correct addressee in accordance with this Clause 28; or

28.3.2	If sent by facsimile within one hour of transmission during business hours at its destination or within 24 hours if not within business hours but subject to proof (in either case) by the sending Party that it holds an acknowledgement slip confirming receipt of the transmitted notice in readable form; or

28.3.3	If sent by post within 48 hours of posting (exclusive of the hours of Sunday) if posted to an address within the country of posting and seven calendar days of posting if posted to an address outside the country of posting in accordance with this Clause 28.

28.4	Day to day reports: the Parties agree that e-mail may be used for delivery of reports and other day to day operational communications under this Agreement (but excluding any legal notice including with respect to matters such as warranty, indemnification (including claim notification), termination, renewal terms and amendments)

29. DISPUTE RESOLUTION AND ESCALATION

29.1	The Parties will attempt in good faith to resolve any dispute or claim arising out of or relating to this Agreement promptly through negotiations between the Parties appropriately authorised representatives.

29.2	If any dispute cannot be resolved via negotiation, the Parties may within 7 days agree to resolve the dispute through mediation. Such mediation will be non-binding, will be conducted by a single mediator designated by the Centre for Dispute Resolution (“CEDR”) in London, England, and will be in accordance with the then-current CEDR procedures.

29.3	The mediator will be well-versed in any technology relating to the issues and this Agreement. The fees and expenses of the mediating body and the mediator and the cost of the mediation site will be borne equally by the Parties, but each Party will otherwise bear its own expenses with respect to the mediation. The mediation will be conducted at a neutral site in London, England, selected by the mediator that is reasonably convenient to both Parties and the mediator.

29.4	Each Party will be represented in the meetings and proceedings relating to the negotiation and mediation by representatives having final settlement authority in the relevant context.

29.5	All information and documents disclosed by any Party in relation to the negotiation or mediation will remain Confidential Information of the disclosing Party.

29.6	No privilege or right of a Party with respect to information or documents disclosed by it during the negotiation or mediation will be waived or lost by such disclosure.

29.7	Any attempts to resolve disputes via negotiation or referral to mediation, are made without prejudice to either Party’s rights to interim injunctive relief.

30. APPLICABLE LAW AND JURISDICTION

30.1	This Agreement shall be governed by and construed and interpreted in accordance with the laws of England and Wales, irrespective of choice of law principles, as to all matters including matters of validity, construction, effect, performance and remedies.

30.2	The Parties hereby submit to the exclusive jurisdiction of the courts of England and Wales provided that with respect to Intellectual Property Rights and Confidential Information only, claims may be brought in any jurisdiction in which a claim arises.

31. SEVERABILITY

31.1	In the event that any provision of this Agreement shall be determined to be wholly or partly invalid, unlawful or unenforceable to any extent by any court of competent jurisdiction, such provision shall be deemed to have been severed without affecting the remaining provisions of this Agreement.

31.2	The Parties shall nevertheless negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving so nearly as possible the same commercial effect, to be substituted for the provision so found to be void or unenforceable.

32. PUBLICITY

32.1	Except as otherwise expressly authorised herein, SEVEN shall obtain the express, prior, written consent of Orange as to the issue, content and timing of any news releases, articles, brochures, advertisements, prepared speeches or other information releases related to the subject matter of this Agreement or that refer to Orange, to be issued by SEVEN or its sub-contractors, employees, designees, assignees or consultants.

33. CONFIDENTIALITY

33.1	Any Confidential Information supplied to one Party by or on behalf of the other Party shall be governed by this Clause 33.

33.2	The Parties agree to protect such Confidential Information with the same degree of care that each Party uses to protect their own like Confidential Information.

33.3	Neither Party shall disclose or have disclosed to third parties in any manner or form, or otherwise publish Confidential Information of the other Party so long as it remains confidential without the explicit authorisation of the other Party save that Orange shall not be in breach of this Agreement where Confidential Information of SEVEN is disclosed within the Orange Group.

33.4	The Parties agree that they shall use each other’s Confidential Information solely in connection with the performance of this Agreement, unless otherwise explicitly authorised by or on behalf of the other Party.

33.5	The foregoing obligations with regard to such Confidential Information shall exist unless and until such time as such Confidential Information:

33.5.1	shall be established by either Party to have been known to that Party or otherwise publicly available prior to its receipt by the other Party or;

33.5.2	shall be established by either Party to have been lawfully disclosed to that Party without restriction by a third party; or

33.5.3	shall be established by either Party to have been independently developed by that Party; or

33.5.4	shall be established by either Party to be otherwise available in the public domain without breach of this Agreement or other duty of confidentiality; or

33.5.5	is released for disclosure in writing by or with the permission of the Party who supplied it in connection with this Agreement.

34. RELATIONSHIP

34.1	In fulfilling its obligations under this Agreement, each Party will be acting as an independent contractor and not as an agent of the other and neither Party shall be, nor represent itself to be, the employee, agent, representative, partner or joint venture of the other.

34.2	Nothing contained in this Agreement shall be construed to give either Party the power to direct or control the day-to-day activities of the other Party. Neither Party shall have the right or authority to assume or create an obligation on behalf of the other or to otherwise act on behalf of the other.

34.3	The performing Party shall be responsible for its employees’, agents, sub-contractors and representatives compliance with all applicable laws, rules, and regulations while providing any services under this Agreement.

35. THIRD PARTIES

35.1	Except as may be agreed between the Parties pursuant to Clause 36.3 below, the Parties do not intend that any of the terms of this Agreement will be enforceable by any third party by virtue of the Contracts (Rights of Third Parties) Act 1999.

36. ASSIGNMENT

36.1	Subject to Clause 36.3, 36.4 and 36.5 below, neither Party shall assign, subcontract or delegate, either in whole or in part, this Agreement or any of its rights, duties or obligations hereunder to any person or entity, use it as capital to establish a company, or set up an association with another company for its fulfilment, without prior express written approval of the other Party, which shall not be unreasonably withheld or delayed.

36.2	Notwithstanding any conditions under which Orange may, at its sole discretion, grant such approval pursuant to Clause 36.1 above, SEVEN shall remain a guarantor to Orange of the performance in accordance with this Agreement and all applicable laws, of the assigned, subcontracted or delegated duties and obligations.

36.3	Orange may assign, subcontract or delegate either in whole or in part, this Agreement or any of its rights, duties or obligations hereunder to any entity in the Orange Group, provided (i) it gives SEVEN 30 calendar days’ written notice and (ii) either (A) such Orange Group assignee signs in advance a separate written agreement with SEVEN under which such party assumes all of the terms and conditions of “Orange” under this Agreement or (B) Orange agrees to remain responsible for and guarantee the compliance of such Orange Group assignee with all of the terms and conditions of this Agreement.

36.4	Either Party may assign this Agreement to an assignee of all or substantially all of the assets of such Party whether pursuant to a merger, acquisition, change of control or otherwise, provided it gives the other Party 30 calendar days written notice. For the avoidance of doubt, Clause 36.2 shall be inapplicable in such circumstances.

36.5	Subject to the advance written consent of Orange which may not be unreasonably withheld, SEVEN may assign the Agreement to a subsidiary or other entity under common control with SEVEN.

37. WAIVER

37.1	No waiver of any provision of this Agreement (including the Schedules hereto) will be binding on the parties unless in writing and duly signed by both parties’ Senior Executives.

37.2	Any failure or delay on the part of Orange in exercising any power or right under this Agreement shall not operate as a waiver of such power or right.

37.3	Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

37.4	Any approvals or consents which may be given by Orange shall not prejudice any claim or right of Orange under this Agreement, nor constitute any acceptance by Orange of any liability in relation to subject matter of such approval or consent.

37.5	Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any default relating to any other agreement between the parties.

37.6	Waiver by any Party of any default by the other Party of any provision of any other agreement between the parties shall not be deemed a waiver by the waiving Party of any default relating to this Agreement.

38. AMENDMENT

38.1	No modification, amendment, supplement to or waiver of any provision of this Agreement (including the Schedules hereto) will be binding on the parties unless in writing and duly signed by the duly authorised representatives of both parties.

39. ENTIRE AGREEMENT

39.1	This Agreement and the Schedules hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties, whether written or oral, other than those set forth or referred to herein.

40. COUNTERPARTS

40.1	This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall constitute an original, but together shall constitute one and the same instrument.

The parties hereto have executed this agreement by their duly authorised representatives on the latter of the dates written below.

Duly authorised for and on behalf of:
SEVEN NETWORKS, INC. (‘SEVEN’)

/s/ Mark McKenzie	Signature

Mark McKenzie	Name Printed

VP, Global Services	Position

6th Dec ’02	Date

Duly authorised for and on behalf of:

ORANGE PERSONAL COMMUNICATIONS
SERVICES LIMITED (‘Orange’)

/s/ Thomas Monk	Signature

Thomas Monk	Name Printed

Senior Buyer	Position

6th December 2002	Date

SCHEDULE 1

LICENCE SPECIFICATION

“Software”:

Server Module	Desktop Client	Device Client	Included Software / Services
System SEVEN Enterprise Edition for Mobile Groupware Version 5.0 (Solaris operating system)	Not licensed	Not licensed	• [***] • [***]

1. Detailed Features List. A features list for the version of the Software specified above is attached as Schedule 1.1. Upon request of Orange or from time to time, SEVEN shall provide an updated version of the Detailed Features list as revised to reflect major revisions to the Software, if any, as provided to Orange under Schedule 6.

2. Devices. Devices are certified by Seven by version of the Software. Devices certified as of the Commencement Date are listed on Schedule 1.2. Additional devices may be added upon mutual agreement of the parties at the agreed Professional Services Rates.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

SCHEDULE 1.1

Detailed Features List

[page is blank]

SCHEDULE 1.2

Device List

List of SEVEN Certified Devices as of the Commencement Date:

1.	Nokia 6310
2.	Nokia 6210
3.	Nokia 8310
4.	Nokia 7650
5.	Nokia 3510
6.	Nokia 3330
7.	Handspring Treo 270
8.	Compaq ipaq
9.	Ericsson T68i
10.	Ericsson T39

Note: this list valid only for System SEVEN Enterprise Edition for Mobile Groupware Version 5.0

These Devices will remain certified for the duration of the Minimum Term provides that any new releases of the Device are not materially technically incompatible with the then-supported versions of the Software. However, Orange shall be responsible for the cost of any certification testing within the Orange network. This list may be modified pursuant to the Change Control Procedure in Schedule 4.

SCHEDULE 2

ACCEPTANCE CRITERIA

See attached Document headed System SEVEN (Office Freedom) Testing Annex version 1.1 dated 5.12.02

System SEVEN (Office Freedom)

Testing Annex

Document number: 1	Date issued: 28.11.02
Version: 1.1	Version Status: Final
Category: Specification	Sub-Category:

Comments:

Statement of Confidentiality

Copyright in this document is the property of Orange Personal Communications Services Limited and its contents shall be held in strict confidence by the recipient hereof and shall be used solely for the purposes of Orange Personal Communications Services Limited. Neither this document nor its contents shall be disclosed to any other person or used for any other purpose without prior written permission of Orange Personal Communications Services Limited

© Orange Personal Communications Services Limited 2002

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TABLE OF CONTENTS

1 INTRODUCTION	4
1.1 Purpose	4
1.2 Scope	4
1.3 Responsibilities	4
1.3.1 Technical Solutions	4
1.3.2 Test Management Team	4
1.4 Reference / Related Documentation	4
1.5 Definition of Terms	4
2 TESTING PHASES	5
2.1 Overview	5
2.2 Internal Validation Testing	5
2.2.1 Purpose	5
2.2.2 Test Specifications	5
2.2.2.1.1 Responsibilities	5
2.2.2.1.2 Purpose of test	5
2.2.2.1.3 Entry Criteria	5
2.2.2.1.4 Pass/Fail Criteria	5
2.2.2.1.5 Sequence of Test Execution	5
2.2.2.1.6 Test Details	6
2.2.2.1.7 Identification	6
2.2.2.1.8 Environment and Data	6
2.2.2.1.9 Test Schedule and Tasks	6
2.2.3 Test Execution	6
2.3 Preliminary Acceptance Testing	6
2.3.1 Test To Requirements Matrix (TTRM)	7
2.3.2 Scope	7
2.3.2.1 Application Testing	7
2.3.2.2 Interface Testing	7
2.3.2.3 Performance Testing	7
2.3.2.4 Resilience & Recovery Testing	7
2.3.2.5 Protocol Conformance Testing	7
2.3.3 Test Specifications	7
2.3.3.1 Responsibilities	7
2.3.3.2 Purpose of test	7
2.3.3.3 Entry Criteria	7
2.3.3.4 Pass/Fail Criteria	8
2.3.3.5 Sequence of Test Execution	8
2.3.3.6 Verification cross-reference Index	8
2.3.3.7 PAT Details	8
2.3.3.8 Identification	8
2.3.3.9 Environment and Data	8
2.3.3.10 Test Schedule and Tasks	8
2.3.3.11 Exit Criteria	8
2.3.4 PAT Procedures	8
2.3.5 Test Scripts	8
2.3.6 Test Execution	8
2.3.7 PAT Phase Reviews	9
2.4 Orange Acceptance Testing	9
2.4.1 Scope	9
2.4.1.1 Installation, Upgrade and Reversion	9
2.4.1.2 Functionality	10
2.4.1.3 Application	10
2.4.1.4 Provisioning	10
2.4.2 Test Specifications	10
2.4.2.1 Responsibilities	10
2.4.2.2 Purpose of OAT	10

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2.4.2.3 Entry Criteria	10
2.4.2.4 Pass/Fail Criteria	10
2.4.2.5 Verification Cross-Reference Index	10
2.4.2.6 Sequence of Test Execution	10
2.4.2.7 OAT Details	10
2.4.2.8 Identification	10
2.4.2.9 Environment and Data	10
2.4.2.10 OAT Schedule and Tasks	11
2.4.2.11 Exit Criteria	11
2.4.3 OAT Test Scripts	11
2.4.4 Test Execution	11
2.4.5 OAT Phase Reviews	11
2.5 Second Customer Trial	11
2.5.1 Overview	11
2. THE CONTRACTOR’S RESPONSIBILITIES	13
2.1. General	13
2.2. Test Strategy Plan	13

APPENDIX A	14

ANNEX B	15

APPENDIX C	16

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1 INTRODUCTION

1.1 Purpose

The purpose of this Annex is to outline the Testing procedures that will be undertaken by SEVEN to achieve successful acceptance of the System SEVEN Office Freedom solution. Orange may choose to enact all, or only selected elements of this Annex during testing.

1.2 Scope

This document is only considered relevant to the Office Freedom solution that is selected by Orange, and contains SEVEN’s IVT, PAT and OAT obligations. The procedures described in this document are applicable to all System Hardware, System Software and Service Software that will be supplied by SEVEN.

1.3 Responsibilities

1.3.1 Technical Solutions

Orange Technical Solutions will ensure that this annex is used in all contract negotiations with vendors.

1.3.2 Test Management Team

The Test Management Team will ensure that all testing is conducted in accordance with the test annex.

1.4 Reference / Related Documentation

Office Freedom Internal Validation Test script

Office Freedom Customer Trial success criteria document dated 30.10.02

Office Freedom Test to Requirements Matrix

Office Freedom Statement of Requirements Specification

1.5 Definition of Terms

IVT	Internal Validation Testing
OAT	Orange Acceptance Testing
PAT	Preliminary Acceptance Testing
TTRM	Test To Requirements Matrix
SRS	Statement of Requirements Specification
PCT	Protocol Conformance Test

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2 TESTING PHASES

2.1 Overview

Testing will consist of the following major stages for the SEVEN deliverable: -

1. Internal Validation Testing

2. Preliminary Acceptance Testing

3. Orange Acceptance Testing

4. Customer Trial

This document deals specifically with tests 1 to 3, test 4 is the subject of a separate success criteria document

Orange Technical for Business Solutions (T4BS) will be responsible for carrying out Internal Validation Testing (IVT) with the assistance of SEVEN. Preliminary Acceptance Testing (PAT) will be carried out by SEVEN in accordance with the SRS and TTRM and will be witnessed by the Orange test team. Orange Acceptance Testing (OAT) is the responsibility of Orange.

Each test will run within the scope of its own test scripts and acceptance criteria.

2.2 Internal Validation Testing

2.2.1 Purpose

The purpose of IVT is to confirm that the System SEVEN product including CP1 and CP2 functionality as outlined in the product specification functions as stated using a vanilla platform (Exchange 5.5, E2K, Notes 4.6 and Notes R5) over Internet SSL and secure VPN. The Orange Technical for Business Solutions team will carry out the test assisted by SEVEN. The results of the test will be made available to SEVEN and will be either a pass or fail. Any items that fail IVT will need to be rectified by SEVEN prior to product launch (but may not necessarily facilitate an overall product ‘fail’)

2.2.2 Test Specifications

Test specifications were designed by T4BS and included:

2.2.2.1.1 Responsibilities

Identifies resources required to implement the specification. It covers the individuals responsible for managing, controlling, designing, executing, witnessing and analysing test activities.

2.2.3 Purpose of test

To confirm the product works as described by SEVEN

2.2.3.1.1 Entry Criteria

Lists the tasks and deliverables required before testing can start. For example, hardware and software levels, other testing, equipment configuration and any special test tools.

2.2.3.1.2 Pass/Fail Criteria

Details expected result as well as any observations that are required.

2.2.3.1.3 Sequence of Test Execution

The execution sequence of tests and component test cases will be listed.

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2.2.3.1.4 Test Details

Each step involved in executing a test case will be allocated a reference. Each step will clearly detail either an action or expected result.

2.2.3.1.5 Identification

Each test case will be uniquely identified.

2.2.3.1.6 Environment and Data

Lists the pre-conditions, resources, test tools and data requirements for executing test cases.

2.2.3.1.7 Test Schedule and Tasks

Specifies the scheduling, dependencies and duration of testing activities.

2.2.4 Test Execution

Orange will work together with SEVEN to execute the test. The test team will maintain a log providing an overview detailing all tests executed during the IVT period. Orange will produce test logs recording the status & results of each test executed.

SEVEN will be required to have a procedure for reporting, recording, tracking and resolving faults identified during testing. Areas impacted by any modifications should be identified and re-tested.

Upon completion of IVT, Orange and SEVEN will produce final versions of all test and fault logs including a statement of whether the test was a pass or fail.

IVT will not be considered complete, and Orange will not consider acceptance of the software, until all tests have been successfully completed and all faults have been resolved. Orange may at it’s own discretion provisionally accept software that has not been fully tested or has faults outstanding provided that a satisfactory resolution plan is provided by the Contractor.

It is SEVEN’s responsibility to source all test equipment required for ISAT. However, Orange will endeavour to provide data that can be utilised to make tests using simulated interfaces as accurate as possible.

2.3 Preliminary Acceptance Testing

The PAT will take place between 2.12.02 and 30.12.02. The PAT will be a full technical test of the customised System SEVEN product carried out by the Orange test team. The basis for the test is the Office Freedom SRS and TTRM. The output from the test will be a test report and a pass/fail statement.

Preliminary Acceptance Testing is the responsibility of SEVEN and will take place at SEVEN’s premises or where appropriate in the Orange Testbed. The aim of PAT will be to prove that the delivered system/solution complies with the contractually agreed technical and performance specifications.

It is important to note that PAT is a full and complete verification of Orange’s requirements. The Orange expectation is that the output of PAT is a fully functioning deliverable that could be deployed, if necessary, immediately into service.

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2.3.1 Test To Requirements Matrix (TTRM)

A TTRM for PAT will be agreed between SEVEN and Orange. This matrix (format and content to be mutually agreed) will map the SEVEN’s individual test cases to Orange’s technical requirements outlined in the technical specification documentation, including but no limited to the RFP, Technical Annex and System Requirements Specification.

2.3.2 Scope

PAT testing will include, but not be limited, to the following:

2.3.2.1 Application Testing

Application testing verifies the services, features and capabilities defined in the Technical Specification Annex of the contract. This should include upgrade and reversion procedures and standard operational activities, if applicable.

2.3.2.2 Interface Testing

Interface testing verifies all the external interfaces of the system. Simulation equipment will be used to demonstrate the system interfaces wherever it is not possible to test the interfaces with real test system infrastructure.

2.3.2.3 Performance Testing

Performance testing demonstrates that the system performance is maintained under varying conditions. These conditions will be defined in the contract and will include normal, busy hour, and failure scenarios. The platform(s) used in the testing will be configured in a manner to represent the Orange configuration.

2.3.2.4 Resilience & Recovery Testing

Resilience & Recovery testing proves that the system will function under defined fault conditions and that the affected element(s) can be brought back into operation without adversely affecting the system operation or performance.

2.3.2.5 Protocol Conformance Testing

SEVEN will prove protocol conformance. If PCT has been carried out formally on a previous occasion then the full results should be made available to Orange and a regression suite of protocol tests demonstrated to Orange as part of PAT.

2.3.3 Test Specifications

At least 2 months, or by mutual agreement prior to the scheduled start of PAT, the Contractor will produce and submit to Orange for their approval a PAT Specification defining the scope, resources, criteria and schedules of the PAT activities. The Test Specification will include:

2.3.3.1 Responsibilities

Identifies resources to implement the PAT specification. It covers the individuals responsible for managing, controlling, designing, executing, witnessing and analysing test activities.

2.3.4 Purpose of test

2.3.4.1 Entry Criteria

Lists the tasks and deliverables before testing can start. For example, hardware and software levels, other testing, equipment configuration and any special test tools.

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2.3.4.2 Pass/Fail Criteria

Details expected result as well as any observations that are required.

2.3.4.3 Sequence of Test Execution

The execution sequence of tests and component test cases will be listed.

2.3.4.4 Verification cross-reference Index

This indicates for each section of the specifications the corresponding PAT. This requirement will be satisfied by an agreed PAT Test To Requirements Matrix, see 2.3.1.

2.3.4.5 PAT Details

Each step involved in executing a test case will be allocated a reference. Each step will clearly detail either an action or expected result.

2.3.4.6 Identification

Each test case will be uniquely identified.

2.3.4.7 Environment and Data

Lists the pre-conditions, resources, test tools and data requirements for executing test cases.

2.3.4.8 Test Schedule and Tasks

Specifies the scheduling, dependencies and duration of testing activities.

2.3.4.9 Exit Criteria

The criteria to determine the completion of testing.

2.3.5 PAT Procedures

At least 1 month, or by mutual agreement, prior to the scheduled start of PAT, SEVEN will produce and submit PAT Procedures to Orange for their approval. The Test Procedures will be derived from the Test Specifications.

2.3.6 Test Scripts

SEVEN will write any test scripts to be executed during PAT. Orange will have the right to keep and re-use these test scripts, only for the purposes of Office Freedom system testing (OAT). All test scripts will be produced and maintained by SEVEN in an electronic format that can be readily accessed and used by Orange personnel.

2.3.7 Test Execution

Orange has the option to witness all or any part of PAT. Orange will be notified at least 1 week in advance, or by mutual agreement of the start of PAT.

SEVEN will maintain a daily log providing a brief overview of the main events of each day during the PAT period. This will supplement the detailed recording of each test procedure.

SEVEN will produce test logs recording the status & results of each test executed. Any printer output generated during testing will be identified and kept for future reference. Any tests not witnessed by Orange will be recorded as such on the test results.

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SEVEN will provide a procedure for reporting, recording, tracking and resolving faults identified during testing.

Areas impacted by any modifications should be identified and re-tested. The set of regression tests selected to be performed following any modification will be approved by Orange.

Upon completion of PAT, SEVEN will provide Orange with copies of the final versions of all test and fault logs.

PAT will not be considered complete, and Orange will not consider accepting the system, until all tests have been successfully completed and all faults have been resolved. Orange may at it’s own discretion provisionally accept software that has not been fully tested or has faults outstanding provided that a satisfactory resolution plan is provided by SEVEN.

It is the SEVEN’s responsibility to source all test equipment required for PAT. However, Orange will endeavour to provide data that can be utilised to make tests using simulated interfaces as accurate as possible.

SEVEN will at the Test Readiness Review confirm the names of the SEVEN personnel who will be supporting the testing, from both a UK Support and Application Development perspective. These names may be changed at SEVEN’s discretion, as determined to be appropriate. However, Orange will be notified of any changes in key personnel.

2.3.8 PAT Phase Reviews

PAT will be preceded by a Test Readiness Review (sample agenda in Appendix A) and concluded with a Test Review (sample agenda in Appendix B). Orange will be notified at least 1 week in advance of these reviews and will have the option to attend.

2.4 Orange Acceptance Testing

The purpose of Orange Acceptance Testing (OAT) is to prove that the delivered system functions correctly in accordance with the contractually agreed specifications in a representative network environment. The OAT will take place before 27.12.02 The output of the test will be a pass/fail statement

2.4.1 Scope

OAT is the responsibility of Orange and will be executed in the Orange Testbed and where possible a test environment connected to the live network. Orange will strive to ensure that testing in these two environments will occur simultaneously.

It is important to consider OAT not only as the testing of new systems or software but also and most importantly the integration and testing of a new service within the Orange network. Therefore the scope of OAT is not limited to the suppliers software and hardware.

Testing will include, but not be limited to, the following:

2.4.1.1 Installation, Upgrade and Reversion

The process defined for installation, upgrade and reversion will be thoroughly proven during OAT.

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2.4.1.2 Functionality

A comprehensive subset of functionality tests will be proven against non simulated interfaces.

2.4.1.3 Application

Application testing will already have been comprehensively proven in PAT. A representative subset of application tests will have to be proven against non-simulated interfaces.

2.4.1.4 Provisioning

Integration with and acceptance testing of the Network Mediation software will occur within OAT, if applicable.

2.4.2 Test Specifications

Orange will notify SEVEN of the OAT schedule at least 1 month prior to the proposed start of testing or by mutual agreement. Orange will produce a test plan, which will be reviewed by SEVEN and will outline the following:

2.4.2.1 Responsibilities

Identifies resources to implement the specification. It covers the individuals responsible for managing, controlling, designing, executing, witnessing or analysing test activities.

2.4.2.2 Purpose of OAT

2.4.2.3 Entry Criteria

Lists the tasks and deliverables before testing can start. For example, hardware and software levels, other testing, equipment configuration, special test tools.

2.4.2.4 Pass/Fail Criteria

Details expected results as well as any observations that are required.

2.4.2.5 Verification cross-reference Index

The OAT test should be linked to a testable requirement.

2.4.2.6 Sequence of Test Execution

The planned sequence of test execution and component test cases will be listed.

2.4.2.7 OAT Details

Each step involved in executing a test case will be allocated a reference. Each step will clearly detail either an action or expected result.

2.4.2.8 Identification

Each test case will be uniquely identified.

2.4.2.9 Environment and Data

Lists the pre-conditions, resources, test tools and data requirements for executing test cases.

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2.4.2.10 OAT Schedule and Tasks

Specifies the scheduling, dependencies and duration of testing activities.

2.4.2.11 Exit Criteria

The criteria to determine the completion of testing.

2.4.3 OAT Test Scripts

Orange will write the OAT test scripts. All test scripts will be maintained by Orange in an electronic format.

2.4.4 Test Execution

Should any faults be found during OAT and a modified build required, then the time between these builds should be kept to a minimum. To support this each run of OAT will have a cut off date on or after the mid point. All faults found before the cut-off date will then be resolved and packaged by the supplier for the next OAT run (build 2). Meanwhile OAT will continue and faults found after the cut-off date will then be included in build 3. This process should continue until all Major Service Affecting and Major Non-service Affecting faults are resolved.

SEVEN will provide reasonable levels of technical support as defined in the SOW during the OAT period in the form of a Test Engineer, located at the most appropriate location to maximise support for all test environments. The period of support required of SEVEN will be 0900hrs – 1730hrs Monday to Friday (UK local time).

The SEVEN’s Test Engineer(s) will be responsible for providing technical support to the Orange test team in the installation & operation of the application and in analysing the test results. SEVEN’s Test Engineer(s) will also be responsible for analysing any faults found during OAT, communicating these to their development teams and for progressing their satisfactory resolution.

OAT will also include a period where the system is carrying network traffic. The load placed upon it will comprise that which is generated during standard Orange operating conditions. Such an exercise will demonstrate that the System is stable under normal and abnormal operating conditions prior to accepting full live network load. The Service will be evaluated for Final Customer Acceptance at the end of OAT.

However, OAT will not be considered complete, and software will not be considered for acceptance by Orange, until all tests have been successfully completed and on the provision that no priority 1,2 or 3 faults are outstanding. Orange may at it’s own discretion provisionally accept software that has not been fully tested or has faults outstanding provided that a satisfactory resolution plan is provided by SEVEN.

2.4.5 OAT Phase Reviews

OAT will be preceded by a Test Readiness Review Meeting and concluded with a test review meeting, during which the content of OAT will be reviewed.

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2.5 Second Customer Trial

2.5.1 Overview

The second customer trial will take place between 18.11.02 and 30.12.02. The purpose of the trial is to take the IVT tested product and ensure that it can be implemented quickly and simply with minimal interaction with the customer over a variety of non-vanilla platforms. The success criteria for the trial are included in a customer trial document. Performance relative to the success criteria will determine a pass/fail for the trial.

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2. THE CONTRACTOR’S RESPONSIBILITIES

2.1. General

SEVEN is responsible for participating in the planning of all of the above testing phases. The execution of Preliminary Acceptance Testing will be the sole responsibility of SEVEN. SEVEN will be expected to assist Orange with OAT and IVT

SEVEN will prove full functionality of the delivered system and service requirements during PAT. During Orange Acceptance Testing, SEVEN will ensure that the support requirements outlined previously are fulfilled. Orange will provide testing personnel to co-ordinate and execute the testing and administer the associated Orange hardware resources.

2.2. Test Strategy Plan

The Test Strategy Plan describes the overall approach to testing the system. It will cover:

•	The scope of tests performed within the overall test phases summarised above.

•	Testing organisation and responsibilities including Orange’s.

•	Testing documentation responsibilities.

•	Tests required, brief purpose of test, lead times for developing test plans.

•	Methodologies and techniques to be used including test tools.

•	Full description of test documentation to be produced.

•	Description of any test training required.

•	Methods for reporting faults, progressing their correction and retesting the amended system.

•	Conditions for ending testing.

•	The type and timing of reviews.

Orange will produce an overall high-level test strategy. The supplier will be responsible for the test strategy that will define PAT and all testing preceding PAT. Orange will be responsible for the production of the OAT strategy.

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APPENDIX A

PROPOSED AGENDA FOR TEST READINESS REVIEW

•	Introduction/Purpose of Test/Pre-Requisites.

•	Design Specifications.

•	Design Standard.

•	System Hardware.

•	System Software.

•	Any waivers or deviations to required design standard.

•	Build Standard.

•	Declaration of Build Standard Hardware.

•	Declaration of Build Standard Software. The Contractor should provide objective evidence to support build standard declarations, e.g. logbooks, assembly manufacturing cards etc., verification of inspection status.

•	Problem area declaration (if any).

•	Declaration and review of any open items. If there are open points, the meeting will decide whether or not they have any impact on the test.

•	Testing.

•	Test Specification/Procedure - status and declaration.

•	Acceptance Criteria.

•	Test Schedule.

•	Test Personnel - responsibilities/conduct.

•	Test Aids/Equipment, Hardware, Software, Firmware, and Calibration Status.

•	Test Area/Facility - its readiness.

•	Safety.

•	Test Deviation Reporting and Resolving.

•	Test Record and Certification.

•	Any Other Business.

•	Conclusion.

Document Owner: Pat Coxen	Issue Date: 28.11.02 Page 14 of 16

ANNEX B

PROPOSED AGENDA FOR TEST EXIT REVIEW BOARD

•	Introduction.

•	Test Readiness Review Minutes.

•	Action Status.

•	Consideration of any Changes to Requirements.

•	Contract.

•	Design Standard.

•	Build Standard.

•	Test Results.

•	Review as Run Test Results.

•	Deviations to Test Specification/Procedure.

•	Any Non-Conformances.

•	Any Re-Tests.

•	Test Report.

•	Conclusion.

Document Owner: Pat Coxen	Issue Date: 28.11.02 Page 15 of 16

APPENDIX C

ORANGE FAULT GRADING

Level 1 – Major, Customer/user affecting – Possible delay to test phase exit, faults to be discussed and resolution path to be agreed by both parties

Level 2 – Minor, Customer/user affecting – Possible delay to test phase exit, faults to be discussed and resolution path to be agreed by both parties

Level 3 – Major, Non-customer/user affecting – Possible delay to test phase exit, faults to be discussed and resolution path to be agreed by both parties

Level 4 – Minor, Non-customer/user affecting – Will not delay test phase exit, faults to be fixed in future releases

Document Owner: Pat Coxen	Issue Date: 28.11.02 Page 16 of 16

SCHEDULE 3

REPORTS

Reports. Unless otherwise stated, Orange will provide SEVEN with the monthly reports listed below within 30 calendar days following the end of each month of the Term.

Report Name:	Data:	Source:	Frequency:

Monthly Usage Report	Number of Customers (Active/Inactive indicator/by enterprise)	System SEVEN	Monthly

Sales Report	Number of Enterprises Deployed,	Orange	Monthly

Payment Report (due within 10 business days of end of the applicable month)	Calculation of all fees due to SEVEN (with supporting information)	Orange	Monthly

SEVEN may also reasonably request in writing other information from time to time to supplement and or explain these reports and Orange shall reasonably consider whether to supply a copy of the requested information. These additional reports may include the following:

Data:	Source:	Frequency:

A. Number of Customers by access method	System SEVEN	Monthly

B. Usage stats by feature/ function and device (email, calendar, contacts and tasks; by Device)	System SEVEN

C. No. of Enterprises Sold but not Deployed, Quarterly Forecast, and Pipeline	Orange	Monthly

General to All Reports: Orange shall keep complete and accurate records relating to the reproduction and location of all copies of the Software and shall provide verified copies of such reports to SEVEN from time to time upon request. Orange shall also maintain complete and accurate records of all information relating to the Reports for at least [***] years following termination of the Agreement. SEVEN may have an independent auditor audit the books and records of Orange relevant to the Reports, provided: (i) Orange agrees to the auditor selected by SEVEN (such consent not to be unreasonably withheld), (ii) such audit takes place only during normal business hours and at a date and time convenient to Orange (but in no event more than

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

thirty (30) calendar days following receipt of the request), (iii) such auditor agrees to be bound by all of the confidentiality obligations of this Agreement and to abide by such other reasonable security and confidentiality procedures as Orange shall require and (iv) such audits shall occur no more frequently than once every six (6) months. If any such audit discloses a shortfall in amounts paid by Orange, then Orange shall promptly pay the amount of such shortfall. The cost and expenses of an audit shall be borne by SEVEN, unless the audit reveals a shortfall in the payments to SEVEN of [***]% or more, in which case Orange shall promptly reimburse SEVEN for the costs associated with the audit, in addition to the amount of the shortfall.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

SCHEDULE 4

CHANGE CONTROL PROCEDURE

1.1	This Schedule outlines the Change Control Procedure to be used by the Parties for the duration of this Agreement in relation to any Changes to be made to any Service specifications.

1.2	The aim of the Change Control Procedure is to ensure that both Parties properly identify, record, evaluate and authorise (or reject) the changes that are required to be carried out throughout the duration of this Agreement.

1.3	For the purposes of the Change Control Procedure, a “Change” is defined as any modification to the applicable Services specifications and or Licence specifications.

1.4	Each Change will be allocated a priority rating according to the following parameters:

PRIORITY	DESCRIPTION	IMPACT
1	Critical	Final deliverable will not function without this Change
2	Important	Absence of this Change would be very inconvenient although a work around is possible
3	Not vital	Absence of this Change would be inconvenient but a work around is possible
4	Minimal	Cosmetic Change of little importance

1.5	A Change may be requested by either Party at any time by e-mail using the attached Change Control Form to:

Orange’s Appropriate representative – [***]

SEVEN’s Operations Group – [***]

1.6	In completing the Change Control Form, the requesting Party must consider and add details on the following:

•	What is the Change

•	What is the Priority

•	Why is it being requested

•	What are the benefits of the Change

•	What are the consequences of not making the Change

•	What is the scope of the work required to implement the Change

•	What is the cost of the work required to implement the Change

•	When must implementation of the Change be completed

•	Will implementation of the Change involve an outage of the Office Freedom services

1.7	In any Change Control Form submitted by SEVEN, and subsequent to receipt of any Change Control Form from Orange, SEVEN shall provide Orange with a proposed timetable for implementation of the Change and a cost estimate (if applicable).

1.8	The appropriate representatives of both Parties shall assess the proposed Change and evaluate the impact on the Orange Office Freedom Project in terms of time, cost, quality and complexity.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

1.9	If the Parties agree on the implementation of the Change and SEVEN’s proposed timetable and costs to be charged to Orange (if any), SEVEN shall proceed with implementing the Change in accordance with the Change Specification, subject to any other provision of this Agreement.

1.10	If the Change Control Form was submitted by SEVEN and Orange is opposed to the proposed Change, the proposed Change shall not be implemented.

1.11	If the Change Control Form was submitted by Orange but SEVEN is opposed to the Change, SEVEN shall not be required to implement the Change Order unless the Change Order is with respect to a particular request previously agreed by SEVEN in which case, SEVEN shall neither unreasonably withhold its consent to such new Change Order nor charge a sum which is not in accordance with paragraph 1.12 of this Schedule.

1.12	If any additional charge is to be made pursuant to paragraph 1.11 hereof, SEVEN shall submit to Orange a statement of the proposed charge, supported by evidence as appropriate and including a breakdown of man hours, the cost of labour, materials or other items. Such statement shall be calculated in accordance with SEVEN’s regular accounting procedures and shall, if required by Orange, be verified by independent auditors at Orange’s cost unless the quote proposed by SEVEN is more than [***] above the quote suggested by the auditor. Any claim by SEVEN for an additional charge shall be deemed waived by SEVEN unless such statement is submitted within 45 (forty-five) calendar days of the date of receipt by Orange or SEVEN of the Change Control Form.

1.13	If the Parties fail to reach agreement on the additional charge, the matter shall be determined in accordance with Clause 29 of this Agreement.

1.14	The Appropriate representatives are responsible for authorising or rejecting the Change.

1.15	No Change will be implemented until the Appropriate representatives have signed a written Change Specification (to be attached to this Agreement) outlining the scope of the Services required, the timescale for implementation and the additional cost (if any).

1.16	Orange shall not be liable to make any payments in relation to any Changes made by SEVEN which were not agreed in advance in accordance with the Change Control Procedure.

1.17	Once a Change has been authorised, the appropriate representatives shall be responsible for notifying their employees, agents, contractors, and in the case of Orange its Customers and appropriate representative, of the Change.

1.18	The appropriate representative will keep a record of all Changes in a log and will update the Project Plan.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Change Control FORM

Change Number	Change Name	Date Raised	Change Priority

001

Change Specification

Requestor Name

Business Area

Project Role

Description of Change

Reasons for Change

Will it impact	Time	Cost	Quality

Change Request Accepted/Rejected

Accepted	Name

Rejected	Signature

Actions to be taken and by whom to implement accepted change

Reason for rejection

SCHEDULE 5

LICENSE AND SERVICES FEES AND PAYMENT SCHEDULE

This Licence and Services Fees and Payment Schedule is supplementary to the Master Licence Agreement. Orange shall pay the following fees to SEVEN in accordance with the payment schedule set forth below. All payments shall be made by wire transfer to the account designated by SEVEN in writing. Unless otherwise agreed by the parties, all fees shall be paid in Great British Pounds (GBP).

1. LICENSE FEES:

A.	CUSTOMER LICENSE FEES

Orange shall pay to SEVEN the fee set forth in the Fee Chart below with respect to each Customer (“Customer License Fee”). The Customer License Fees shall initially be paid in accordance with the payment schedule below and thereafter Orange shall purchase sufficient additional Customer Licenses as necessary to ensure that its number of Customers never exceeds the number of Customer Licenses it has purchased. The Customer License Fees shall be due to SEVEN without respect to whether any corresponding fees have been charged or received by Orange with respect to the applicable Customer. No productive use of the Software may be made (directly or indirectly) by any Customer unless Orange is then current with respect to its license fees with respect to each such Customer. No trial, demonstration or other no-charge use of any the Orange Office Freedom Services may be made except with respect to users for whom a Customer License has been purchased or as otherwise agreed to in advance in writing by SEVEN. For the avoidance of doubt, for the purposes of this Schedule 5 Customer shall not include (i) employees (or agents) of Orange using the Software solely for testing, demonstration, support and/or evaluation purposes (but in any event not to exceed [***] licences to agents and employees) or (ii) administrative personnel of Customers using the server module of the Software solely to administer the system on behalf of Customers for which Customer Licences have been allocated.

2. SERVICES FEES:

A.	SUPPORT AND MAINTENANCE FEES.

Orange shall pay SEVEN a monthly support and maintenance fee for SEVEN’s support of Orange in connection with Active Customers, calculated as set forth below. The monthly fee is for both the Support and Maintenance obligations of SEVEN under Schedule 6, provided, however, that Orange may deploy Maintenance releases with respect to no more than the number of the total number of Active Customers at the time of the Maintenance (which number Orange shall certify to SEVEN in its next monthly report). An “Active Customer” means any Customer with respect to which Orange has designated a Customer License. For the avoidance of doubt, Orange must designate a Customer License with respect to each Customer.

[***]

[***].

[***]

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

[***]

B.	HOSTING FEES

Committed [***] term from Commencement Date. Renewable for [***] consecutive [***] terms at the rates set-out in the fee chart. Rates valid for up to [***] Customers only.

C.	PROFESSIONAL SERVICES FEES

Orange shall pay Seven fees at the rates set forth in the Fee Chart below for each day of Professional Services work delivered to Orange under the Agreement pursuant to any Statement of Work executed by the parties following the Commencement Date (unless such other Fees are specified in the applicable SOW). Travel and expenses associated with delivery of such work are included in the rates, however, wherever possible and practical work shall be carried out at SEVEN’s facilities in California where applicable.

3. APPLICABILITY OF FEE CHART.

The Fee Chart shall be effective as of the Commencement Date and shall remain in force and effect until expiration of the Minimum Term. For [***] thereafter, if any, SEVEN agrees not to increase any rate in the Fee Chart by more than [***].

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

FEE CHART

LICENSE, SUPPORT & HOSTING

LICENSE FEES:

Customer License Fee:

Number of Customers:	Fee:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

SUPPORT & MAINTENANCE FEES:

Per Active Customer Monthly Support and Maintenance Fee:[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

HOSTING FEES:

Per Calendar Month: [***]

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

PROFESSIONAL SERVICES:

SEVEN GLOBAL SERVICES	DAILY RATE (GBP)
Project Manager	[	***]
Senior Architect	[	***]
Architect	[	***]
Senior Consultant	[	***]
Consultant	[	***]
Senior QA Engineer	[	***]
QA Engineer	[	***]
Fixed VPN set up services (excluding purchase of certificates or VPN connection hardware) per enterprise	[	***]

For the avoidance of doubt, in this chart the “Daily Rate” applies to any calendar day or any combination of calendar days during which SEVEN provides 8.5 hours of work (though not necessarily consecutively) under this Agreement.

3. PAYMENT SCHEDULE:

Date Due:	Payments:
Acceptance Date:	• [***] • [***] • [***] [***]

Second Payment Date*:	• [***] [***]

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Monthly/Ongoing:

•      Support and Maintenance Fees each month Orange will send SEVEN the Payment report (including the average number of active customers calculation) within 10 business days of the end of the applicable month. SEVEN will then invoice Orange for the monthly Support and Maintenance Fees based on this report. Orange will then make the payment as per the terms of the Master Agreement Professional Services Fees (as per applicable SOW) as delivered

•      Additional Subscriber License Fees (as needed)

•      Hosting Fees (Paid in arrears following invoice from SEVEN)

*	Notes:
1.	“Second Payment Date” means the earlier to occur of: (i) the date on which the number of Active Customers has first reached 2,500 (provided that if this occurs prior to [***], then Orange may delay payment until [***]) or (ii) [***].
2.	In lieu of the purchase of the additional number of Customer Licenses designated above on the Second Payment Date, Orange may instead elect to purchase any other generally commercially released Seven product at list price (or at such price as is otherwise agreed by the parties) provided that the amount of the purchase is [***].

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

SCHEDULE 6

Support and Maintenance SLA

1. Applicability of this Schedule. This Support and Maintenance Schedule is supplementary to the Master License Agreement. It describes SEVEN’s responsibilities with respect to support and maintenance of the Software during such period as Orange has agreed to pay the applicable Support and Maintenance Fee under the Master License Agreement (which, as of the Commencement Date, is the Minimum Term). It also describes the way in which SEVEN will liaise with Orange and Orange’s responsibilities with respect to the services being provided by SEVEN.

2. Scope of Services.

(a) Backline Support. The parties agree that the support and maintenance services for the Software provided by SEVEN hereunder consist of “backline” or “Tier 3”support to Orange. Orange shall be responsible for all communication with Customers and all “Tier 1” and “Tier 2” support. In no event shall SEVEN be required to communicate directly with any Orange Customers. Orange shall have sufficient personnel (who have a reasonably necessary level of technical training in the Software) and have sufficient resources to provide effective Tier 1 and Tier 2 support. The parties acknowledge that the staff may be trained either internally or externally provided that the Orange personnel providing internal training have training from SEVEN. “Tier 1” means helpline (phone and email) support which includes problem intake and general guidance in use of major features of the product. “Tier 2” means next level guidance in the product and problem resolution, including general problem diagnosis, provision of known workarounds and resolutions as previously provided by SEVEN to Orange, further internal escalation and fault ticket filing and communication with SEVEN support as necessary. “Tier 3” means expert code level assistance in resolving problems and bugs in the Software provided by SEVEN support technicians directly to Orange.

(b) Supported Versions. SEVEN shall initially provide support and maintenance services under this Schedule for the current release of the Software and the [***], until the earlier to occur of: (i) [***] or (ii) [***], from which date SEVEN shall provide ongoing Support Services under this Schedule for the current release of the Software and [***]. For all new major releases SEVEN will give Orange at least 3 months written notice of the availability of any upgrade.

3. Availability of Services:

(a) Points of Contact. SEVEN shall provide a single point of contact (known as the SEVEN POC and as further described in Clause 10 below) providing specified Orange technical staff with access to SEVEN’s operations support at the times and during the days specified herein. There will be unlimited access for 10 support staff authorised and nominated by Orange. This access should be used by Orange for, but not limited to: (a) Fault reporting; (b) expert technical support to achieve Fault resolution according to priorities and time-scales laid out below; and (c) expert technical support to Orange with respect to Orange’s assistance with its Customers enterprise deployments. For the avoidance of doubt, SEVEN acknowledges that provided a person on the list of nominees is on the call, Orange may have other non-listed personnel assist with such calls where appropriate. Orange shall be entitled to remove and replace listed nominees at any time without the prior consent of SEVEN, provided: (i) SEVEN is given notice of such changes as soon as reasonably practicable and (ii) any personnel added to the list have sufficient training as required in accordance with Clause 2(a) above.

(b) Hours of Availability. SEVEN shall provide the support services described in this Schedule Monday to Friday (excluding British Bank holidays) from [***] British Standard Time. Notwithstanding the foregoing, SEVEN shall provide support for reported Priority One Faults on a [***] basis.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

1

4. Fault Reporting and Response Procedures.

4.1 Fault Definitions.

(a) “Fault”: means any failure (including partial failure) or malfunction of the Software.

(b) “Priority 1”: means a Fault in the Software which causes all or a critical portion of the functionality of the Software to be inoperative. Priority 1 examples include (but are not limited to): (i) complete unplanned loss of all or substantially all Software functionality; (ii) cyclical or frequent Software restarts (frequent = 3 times a day); (iii) Software does not recover following Software restart; or (iv) a Fault which causes the Software to fail to materially comply with Orange Corporate Joint Branding Guidelines.

(c) “Priority 2”: means a Fault in the Software which has a major affect on the availability of any part of the functionality of the Software.

(d) “Priority 3”: means a Fault in the Software which has a minor impact upon the functionality, appearance or operability of the Software.

(e) “Priority 4”: means a low priority or performance problem with little or no usage impact. Non-time critical application problem affecting at least one user.

4.2 Fault Identification and Prioritisation .

(a) Faults may be identified by either Party including through monitoring and performance analysis or operation and support maintenance, or may arise from complaints of Customers.

(b) All Faults shall be reported in accordance with the Reporting Procedure set forth in Clause 4.5 below.

(c) Orange will carry out impact analysis and prioritise any Fault into one of the categories listed above. At its election, SEVEN shall make a similar priority designation regarding each Fault. Determination of the final Priority Level is subject to reasonable discussion between the parties. In the event the parties are unable to agree on the appropriate Priority Level for a Fault, the parties shall proceed in all respects under this Schedule according to the Priority Level requested by Orange, except that SEVEN shall be entitled to an appropriate adjustment in its favor with respect to Service Credits (as defined below) in the event that after resolution of the Fault the Priority Level requested by Orange is determined to have been incorrect. Any such issues shall be resolved pursuant to the dispute resolution procedure set forth in Clause 29 of the Agreement with such representatives as each party shall identify at such time.

(d) All time-scales are taken from the original time and date the Fault was first raised with the SEVEN POC unless otherwise stated. SEVEN will continuously monitor its performance with respect to delivery of response, patch and correction time-scales laid out below, and will report monthly to Orange showing the percentage where time-scales were met and where they were not. This should be done at the Operational Review Meetings (ORMs), in accordance with the procedures agreed by the parties. Similarly, SEVEN will be required to provide details of faults identified from their own monitoring equipment. SEVEN will pro-actively notify Orange of any Faults identified by SEVEN on the Software.

4.3 Required Response; Response Times; Remedies. Upon receipt of a Fault report, SEVEN shall take the actions described in (a) below within the times frames indicated for the applicable Priority Level of such Fault as indicated in the Response Times chart set forth in (b) below.

(a) Required Response. Upon receipt of a Fault report, SEVEN shall: (i) provide an initial response by SEVEN’s qualified technical support staff, and this response shall include notifying Orange with a reference number, status and estimated time for resolution (“Initial Response”); (ii) conduct an investigation of the Fault (“Investigation and Detailed Response”); (iii) provide notification to Orange’s Appropriate Representative (identified in Clause 4.4) by e-mail with an update on the status of the Fault and the estimated time for resolution and concurrent update of the salesforce.com database (“Notification”); and (iv) use all reasonable commercial efforts to provide a patch, workaround or other temporary fix capable of making the Software perform at its pre-fault level until such time as a permanent fix is made available (“Temporary Fix”).

2

(b) Response Times Chart:

Fault Level:	Initial Response:	Investigation and Detailed Response:	Notification:	Target for Temporary Fix:
Priority 1	[***]	[***]	[***]	[***]
Priority 2	[***]	[***]	[***]	[***]
Priority 3	[***]	[***]	[***]	[***]
Priority 4	[***]	[***]	[***]	[***]

Note: all response times are from time of initial report of the Fault. In the event that the Response Times cannot be or are unlikely to be met, SEVEN, as soon as reasonably practicable, shall supply details to Orange of why the times may not be met and the planned action to enable resolution. The parties may mutually agree to extend any times set forth in the Response Times Chart with respect to any particular Fault given the circumstances of the situation and the efforts being applied towards resolution by SEVEN.

(c) Ticket Closure. The Fault will be deemed to have been resolved upon successful work-around or resolution of the problems identified in the report and/or upon agreement by both parties that the Fault was not a Fault or that the problem was not in the Software. Orange shall be deemed to have consented to closure regarding any particular Fault if SEVEN, following 2 business days after SEVEN has given written notice to the Appropriate Representative for the relevant Priority Level, has not received any indication from Orange negating such an inference. For the purposes of this paragraph 4.3(c), notice must be given by email and by telephone. SEVEN shall be deemed to have received a notice from Orange disputing SEVEN’s assertion of closure provided Orange holds a copy of the relevant e-mail showing the time and date when it was sent and the recipients of the e-mail.

(d) Remedy for Failure by SEVEN. In the event SEVEN fails to meet its obligations under this Schedule in accordance with the response times set forth in the Response Times Chart and to the extent that such delay is not caused by any act or omission of Orange, Orange’s remedy shall be to receive Service Credits in accordance with the Clause 6 of this Schedule.

4.4 Escalation Procedure. In the event of any disagreement between the parties with respect to matters under this Schedule, the parties agree to use reasonable efforts to resolve the issue through regular communication between the Appropriate Representatives (stated in the table below). The parties agree that such Appropriate Representatives will have all necessary authority to bind their respective principals to any settlement achieved in the negotiation. This escalation procedure may be further enhanced and codified by mutual agreement of the parties.

Description	SEVEN	Orange
In the event of an unsatisfactory response from the SEVEN POC, the following individuals should be contacted in order to resolve any outstanding issues.	[***] [***] [***] [***]	[***] [***] [***]

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

3

4.5 Fault Reporting Procedure. SEVEN and Orange shall use the following “Fault Reporting Procedure” to enable accurate logging and tracking of all Faults and incidents relating to the Software until otherwise agreed or modified by the parties. SEVEN support staff will provide availability for reporting Faults via telephone and e-mail and logging such Faults on its fault reporting database in accordance with the applicable availability hours set forth in this Schedule. A report on any Fault may be made via telephone or e-mail. However, if the Fault is a Priority Level 1 or Priority Level 2 Fault then it must be reported by telephone and by e-mail. Upon initial notification of a Fault, SEVEN will provide Orange with an electronic incident reporting template to complete and return via email. If any necessary information is missing then Orange will be required to complete this before resolution of the Fault is progressed. Any report of a Fault must include the following information:

•	contact information for the person reporting the Fault (phone # and ID);

•	time and date the Fault became apparent;

•	time and date of the report of the Fault;

•	description of the Fault;

•	the nature and extent of the problems caused by the Fault;

•	list of actions taken by Orange with a view to resolving the Fault and/or problems caused by the Fault;

•	indicated alarms (if any);

•	symptoms; and

•	the designated Priority Level.

SEVEN will confirm, log and assign a reference number for the report of each Fault in its fault reporting database. The

Orange trouble ticket number will be exchanged with SEVEN’s fault reference for inclusion in the respective fault logs. Reporting of a Fault logged in SEVEN’s fault reporting database will initiate a response by SEVEN to the fault originator within the times and in the manner appropriate for the severity of the Fault as defined in the Response Times Chart.

5. Maintenance. During such time as Orange is under contract for support and maintenance, SEVEN shall provide Orange with generally commercially released Minor and Major Releases of the same Software product (“Maintenance”). “Major Releases” means generally commercially released major new releases, modifications and/or enhancements to the same Software product as designated by a change in the number to the left of the decimal in the version number. Major Releases do not include separate or different products marketed by Licensor under a different name even if such products are compatible with the Software (including, for example, client products or separate server modules which enhance the functionality of the Software). “Minor Releases” means generally commercially released code corrections, patches, updates and minor version releases of the same Software product as designated by a change in the number to the right of the decimal in the version number. To the extent any prior Orange customisations have not been incorporated by SEVEN into the base code of the general release of the Software, at the request of Orange, SEVEN will provide such customisations with respect to subsequent releases at the agreed Professional Services rates.

6. Service Credits. Service credits (“Service Credits”) will be payable for any and all Fault instances where the times as stated in the Response Times Chart have not been achieved and such delay was not caused by Orange. These Service Credits will be issued on a quarterly basis as a credit to Orange against the following quarter’s support and maintenance fees. Service Credits may not be used to offset any fees other than support and maintenance fees and in no event shall SEVEN ever be required to pay any money or make any refund to Orange. Service Credits will be payable for each default period in accordance with the table below. Service Credits payable in any quarter shall be subject to a maximum aggregate quarterly service credit of [***] thereafter of the monthly Support Fees paid over the relevant quarter. The Parties recognise and agree that the above Service Credits are reasonable pre-estimates of the damage which will occur to Orange taking into account all relevant information available at the Commencement Date and that such sums are liquidated damages and in no way to be considered as penalties.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

4

Service Credit Chart

FAULT LEVEL	MISSED RESPONSE SERVICE CREDITS EARNED (One Time)	MISSED TARGET FOR TEMPORARY FIX (Restoration of Service)
		TARGET FOR TEMPORARY FIX	HOURS OVER MULTIPLE	SERVICE CREDITS EARNED (Per Multiple)
P1	[***]	[***]	[***]	[***]
P2	[***]	[***]	[***]	[***]
P3	[***]	[***]	[***]	[***]
P4	[***]	[***]	[***]	[***]

Where a “Service Credit” is defined as [***] of the monthly Support Fees paid over the relevant quarter.

Orange may earn additional Service Credits for multiple frequent failures within a specified time period as defined below:

•	[***]

•	[***]

Special Termination Right: In the event that the number of Service Credits exceeds the Excessive Credit Amount per month in any two calendar months during a quarter, then Orange shall have the right to terminate the Agreement (including all Schedules and pending Service obligations) upon [***] advance written notice to SEVEN, provided that in the event of such termination: (i) Orange shall not be entitled to any refund, (ii) Orange shall pay any amounts then due for Services provided up to the date of termination and (iii) Orange shall not be entitled to any monetary remedy for breach of SEVEN’s obligation to meet Response Times other than by way of Service Credits on Support Services Fees owed to SEVEN. For the avoidance of doubt, the above right of termination and the right to Service Credits are the sole and exclusive remedies available to Orange for SEVEN’s failure to meet the Response Times and related required response obligations. “Excessive Credit Amount” means: (i) [***].

7. Exclusions from Support and Maintenance Obligations. The following are excluded from SEVEN’s support and maintenance obligations: (i) Software that is used on or in conjunction with hardware or software other than as specified in the Documentation; (ii) altered or modified Software, unless altered or modified by SEVEN (or at the direction or as approved by SEVEN); (iii) defects in the Software due to accident, hardware malfunction, abuse or use other than in accordance with the Documentation (unless caused by SEVEN or its agents); (iv) any version of the Software for which maintenance services have been discontinued in accordance with this Schedule; (v) evaluation software or other software provided at no charge; (vi) any Software sold separately by SEVEN, including, without limitation, consulting code, unless generally made available to SEVEN’s support and maintenance Customers at no additional charge for the applicable Software; or (vii) assistance with third party technologies (such as Microsoft Exchange, Lotus Domino, firewall configurations, VPN technology, SSL certificates, etc) other than the Software as it interacts with such technologies as specified in the Documentation.

8. Review Meetings and Reports. The parties shall attend the Operational Review Meetings and other meetings as mutually agreed by the parties (See Annex A). The agenda and timing of such meetings shall be as mutually agreed by the parties. SEVEN also agrees to provide reports to Orange on a quarterly basis with basic summary information regarding services performed during such a period.

9. General Assistance. In the event Orange requires engineering /technical support from SEVEN to assist with specific project activity beyond the scope of the services provided under this Schedule such requests should be agreed on a case by case basis and be charged by SEVEN at the Professional Services Rates as defined in Schedule 5. For example, at the request and expense of Orange, SEVEN will cooperate with and provide all reasonable assistance to Orange to help Orange conduct an orderly and efficient transition of all or some Customers (selected at the sole discretion of Orange) to any upgrade of the Software (selected by Orange).

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

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10. SEVEN POC: The SEVEN POC shall be the person identified below. In addition, SEVEN shall identify a Reserve POC who shall be available in the event the POC is not available. Each of the SEVEN POC and the Reserve POC shall have met all the obligations for personnel providing services to Orange set forth in the Agreement. SEVEN may revise the POC information at any time upon advance written notice to Orange.

SEVEN POC:

Name: [***]

Title: Support Lead

Contact information: Tel: [***]

SEVEN Reserve POC:

Name: [***]

Title: Support Lead

Contact Information: Tel: [***]

SEVEN Escalation POC:

Name: [***]

Title: VP, Global Services

Contact Information: Tel: [***]

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

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ANNEX A Reporting and Monitoring SLA Progress

The Parties shall hold regular Operational Review Meetings (ORM’s) to discuss the levels of services supplied by SEVEN to Orange. These meetings shall comprise Service Performance Review Meetings (initially held quarterly) and SLA Review Meetings (initially to be held bi-annually). However, in cases of extra-ordinary concern over performance or excessive levels of complaints from the end users, Orange reserves the right to call additional review meetings with 1 week’s notice. The agenda, timing, and location of such meetings to be agreed mutually in advance of the meeting date.

Management Reports

The management reports that will be produced at all review meetings will include, but are not limited to:

•	Report 1: Monthly summary of all Faults relating to the Software indicating which Faults were reported by Orange and which were identified by SEVEN’s own monitoring equipment (details should include cause, repair, discovered inter-working issues and performance management metrics)

•	Report 2: Summary of outstanding incidents causing disruption to the Orange Office Freedom services

•	Report 3: Monthly performance for Fault resolution/rectification in accordance with the Service Restoration Targets, including the percentage of incidents when the targets were met and the percentage when they were not met

•	SEVEN Training Services Update

•	SEVEN Organisational Update

Service Performance Review Meeting

The purpose of this meeting is to:

•	Review the service supplied by SEVEN during the previous quarter

•	Discuss issues and problems that have arisen during the previous quarter

•	Recommend service improvements

•	Identify future change events

Biannual SLA Review Meeting

The purpose of this meeting is to:

•	Review the SLA and agree changes requested by either Orange or SEVEN

General Meeting Attendees List

The meetings described above may be attended by any of the following resources in addition to others as required:

•	Chairman - Orange Support Manager

•	Orange Representatives:

•	BCR Representative(s)

•	Service Manager

•	Product Assurance

•	Design Authority

•	Support Contract Controller

•	SEVEN Representatives:

•	SEVEN Customer Support Representatives

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Distribution of Minutes

Meeting attendees plus:

•	Technical Operations Support and Testing Manager

•	Network Operations Managers (Orange )

•	Technical & Operations Director

•	Head of Implementation

•	Head of Design

•	Product Manager

•	SEVEN VP Global Services

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SCHEDULE 7

SEVEN HOSTING SERVICES

1. Applicability of this Schedule. This SEVEN Hosting Services Schedule is part of, and all services provided hereunder are subject to, the terms and conditions of the Agreement. It describes SEVEN’s Operations Support responsibilities with respect to the provision of Hosting Services with respect to Orange Office Freedom during such period as Orange has agreed to pay the applicable Hosting Services Fee under Clause 3 and Schedule 5 of the Agreement (which, as of the Commencement Date, is [***]). It describes the way in which SEVEN will liaise with Orange, and Orange’s responsibilities with respect to the Hosting Services being provided by SEVEN. Subject to termination or expiry of this Hosting Services Schedule or the Agreement, the Hosting Services described hereunder shall be provided by SEVEN during the Hosting Term. “Hosting Term” means the period for which Orange has agreed to pay the Hosting Services Fee which as of the Commencement Date is a period of [***] commencing on the Acceptance Date and thereafter may be renewed for up to [***] consecutive [***] terms by notice to SEVEN at least [***] in advance of expiry of the then-current term.

2. Scope of Hosting Services.

(a)	Hosting Services. SEVEN shall host the Software (including all Professional Services Deliverables) at SEVEN’s Hosting Services facilities (as described in Schedule 7C) for up to [***] Customers (and further scaleable to a larger agreed number of Customers upon agreement of the parties on appropriate adjustment to the Hosting Services Fees) in material accordance with Annex C and the terms of this Schedule.

(b)	Operations Support. The parties agree that the scope of services provided by SEVEN Hosting Services for Orange Office Freedom hereunder consist of access to Operations Support for specified Orange technical staff. For purposes of this SLA: “Operations Support” shall mean the support services provided by SEVEN Hosting Services to Orange pursuant to this SLA; “System” shall mean all hardware, software and network elements under the control of SEVEN Hosting Services which comprise the hosted part of the Orange Office Freedom service.

(c)	Orange Technical Staff. The Orange technical support staff must have a reasonable level of technical training in the System SEVEN Software, and be familiar with the Office Freedom hosted solution architecture. The parties acknowledge that the staff may be trained either internally or externally provided that the Orange personnel providing internal training have training from SEVEN.

(d)	Customer Communication. Orange shall be responsible for all direct communication with Customers. In no event shall SEVEN be required to communicate directly with any Orange Customers.

(e)	Subcontractors.

•	Any subcontractor of SEVEN with respect to the Hosting Service must be approved by Orange in accordance with Clause 15.4.4 of the Agreement. In addition, the following conditions on subcontractors shall apply under this Schedule:

i.	such subcontracts will require insurance of all equipment to be used for the provision of the Hosting Services covering the replacement value of such equipment and will require application of the proceeds of such insurance for the procurement of replacement equipment as soon as reasonably practicable; and

ii.	nothing in this Clause 2(e) shall relieve SEVEN of any of its obligations or its responsibility for any acts or omissions of its employees, personnel, agents, representatives or sub-contractors under this Schedule.

•	For the avoidance of doubt, by signing the Agreement to which this Schedule is attached, Orange approves SEVEN’s use of Exodus IDC (in Santa Clara, CA) and SiteRock as subcontractors in connection with provision of the Hosting Services.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

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3. Availability of Services.

(a)	Points of Contact. SEVEN shall provide a single point of contact (known as the SEVEN NOC and as further described in Clause 10 below) providing specified Orange technical staff with access to Operations Support at the times and during the days specified herein. There will be unlimited access for 10 technical support staff authorised and nominated by Orange. This access should be used by Orange for, but not limited to:

•	Fault reporting

•	Expert technical support to achieve Fault resolution according to priorities and time-scales laid out below

For the avoidance of doubt, SEVEN acknowledges that provided a person on the list of nominees is on the call, Orange may have other non-listed personnel assist with such calls where appropriate. Orange shall be entitled to remove and replace listed nominees at any time without the prior consent of SEVEN, provided: (i) SEVEN is given notice of such changes as soon as reasonably practicable and (ii) any personnel added to the list have sufficient training as required in accordance with Clause 2(c) above.

(b)	Hours of Availability. SEVEN shall provide the Operations Support Services described in this Schedule Monday to Friday (excluding British Bank holidays) from [***] British Standard Time. Notwithstanding the foregoing, SEVEN shall provide Operations Support for reported Priority One and Priority Two Faults on a [***] basis.

(c)	Site Visits/Access. Orange may require access to the Hosting Services facilities (as described in Annex C) from time to time. SEVEN will provide escorted access to these facilities upon prior agreement and/or reasonable notice from Orange.

4. Fault Reporting and Response Procedures.

4.1 Fault Definitions.

(a) “Fault”: means any failure (including partial failure) or malfunction in the provision of the Hosting Services.

(b) “Priority 1”: means a Fault in the System which affects the availability of all or a critical portion of the System. Priority 1 examples include (but are not limited to): (i) complete unplanned loss of all or substantially all System availability; (ii) cyclical or frequent System restarts (frequent = 3 times a day); (iii) System does not recover following System restart; or (iv) a Fault which causes the System to fail to materially comply with Orange Corporate Joint Branding Guidelines.

(c) “Priority 2”: means a Fault in the System which has a major affect on the availability of any part of the System. Priority 2 examples include (but are not limited to): (i) High use production system is significantly adversely affected or is inoperative; (ii) Productivity is being substantially compromised, work can be done but not at a substantial capacity; or (iii) Incident is time critical and affecting some users, and no alternative methods of access are available.

(d) “Priority 3”: means a Fault in the System which has a minor impact upon the availability of the System. Priority 3 examples include (but are not limited to): (i) Faults resulting in a minor impact upon Orange Office Freedom or other services which are reliant upon all or part of the Hosting Services, or the System; or (ii) Fault relating to a non-core service or an uncommon scenario, meaning the provision of the Orange Office Freedom service is not significantly affected.

(e) “Priority 4”: means a low priority or performance problem with little or no System availability impact. Non-time critical System availability problem affecting at least one user.

4.2 Fault Identification and Prioritisation.

(a) Faults may be identified by either Party including through monitoring and performance analysis or operation and support maintenance, or may arise from complaints of Customers.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

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(b) All Faults shall be reported in accordance with the Reporting Procedure set forth in Clause 4.5 below.

(c) Orange will carry out impact analysis and prioritise any Fault into one of the categories listed above. At its election, SEVEN shall make a similar priority designation regarding each Fault. Determination of the final Priority Level is subject to reasonable discussion between the parties. In the event the parties are unable to agree on the appropriate Priority Level for a Fault, the parties shall proceed in all respects under this Schedule according to the Priority Level requested by Orange, except that SEVEN shall be entitled to an appropriate adjustment in its favor with respect to Service Credits (as defined below) in the event that after resolution of the Fault the Priority Level requested by Orange is determined to have been incorrect. Any such issues shall be resolved pursuant to the dispute resolution procedure set forth in Clause 29 of the Agreement with such representatives as each party shall identify at such time.

(d) All time-scales are taken from the original time and date the Fault was first raised with the SEVEN NOC unless otherwise stated. SEVEN will continuously monitor its performance with respect to delivery of response, patch and correction time-scales laid out below, and will report monthly to Orange showing the percentage where time-scales were met and where they were not. This should be done at the Operational Review Meetings (ORMs), in accordance with the procedures agreed by the parties. Similarly, SEVEN will be required to provide details of faults identified from their own monitoring equipment. SEVEN will pro-actively notify Orange of any Faults identified in the System.

4.3 Required Response; Response Times; Remedies. Upon receipt of a Fault report, SEVEN shall take the actions described in (a) below within the times frames indicated for the applicable Priority Level of such Fault as indicated in the Response Times chart set forth in (b) below.

(a) Required Response. Upon receipt of a Fault report, SEVEN shall: (i) provide an initial response from SEVEN’ qualified technical support staff, and this response shall include notifying Orange with a reference number, status and estimated time for resolution (“Initial Response”); (ii) conduct an investigation of the Fault (“Investigation and Detailed Response”); (iii) provide notification to Orange’s Appropriate Representative (identified in Clause 4.4) by e-mail with an update on the status of the Fault and the estimated time for resolution and concurrent update of the Web-based trouble ticketing database (“Notification”); and (iv) use all reasonable commercial efforts to provide a resolution, workaround or other temporary fix capable of restoring the System to its pre-fault level until such time as a permanent fix is made available (“Restoration”).

(b) Response Times Chart:

Fault Level:	Initial Response:	Investigation and Detailed Response:	Notification:	Target for Restoration:
Priority 1	[***]	[***]	[***]	[***]
Priority 2	[***]	[***]	[***]	[***]
Priority 3	[***]	[***]	[***]	[***]
Priority 4	[***]	[***]	[***]	[***]

Note: all response times are from time of initial report of the Fault to SEVEN NOC. In the event that the Response Times cannot be or are unlikely to be met, SEVEN, as soon as reasonably practicable, shall supply details to Orange of why the times may not be met and the planned action to enable resolution. The parties may mutually agree to extend any times set forth in the Response Times Chart with respect to any particular Fault given the circumstances of the situation and the efforts being applied towards resolution by SEVEN Hosting Services.

(c) Ticket Closure. The Fault will be deemed to have been resolved upon successful work-around or resolution of the problems identified in the report and/or upon agreement by both parties that the Fault was not a Fault or that the problem was not in the System. Orange shall be deemed to have consented to closure regarding any particular Fault if SEVEN, following 2 business days after SEVEN has given written notice to the Appropriate Representative for the relevant Priority Level, has not received any indication from Orange negating such an inference. For the purposes of this paragraph 4.3(c), notice must

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

3

be given by email and by telephone. SEVEN shall be deemed to have received a notice from Orange disputing SEVEN’s assertion of closure provided Orange holds a copy of the relevant e-mail showing the time and date when it was sent and the recipients of the e-mail.

(d) Remedy for Failure by SEVEN. In the event SEVEN fails to meet its obligations under this Schedule in accordance with the response times set forth in the Response Times Chart and to the extent that such delay is not caused by any act or omission of Orange, Orange’s remedy shall be to receive Service Credits in accordance with the Service Credit clause below.

4.4 Escalation Procedure. In the event of any disagreement between the parties with respect to matters under this Schedule, the parties agree to use reasonable efforts to resolve the issue through regular communication between the Appropriate Representatives (stated in the table below). The parties agree that such Appropriate Representatives will have all necessary authority to bind their respective principals to any settlement achieved in the negotiation. This escalation procedure may be further enhanced and codified by mutual agreement of the parties.

Description	SEVEN	Orange
In the event of an unsatisfactory response from the SEVEN NOC, the following individuals should be contacted in order to resolve any outstanding issues.	[***] [***]	[***] [***] [***]

4.5 Fault Reporting Procedure. SEVEN and Orange shall use the following “Fault Reporting Procedure” to enable accurate logging and tracking of all Faults and incidents relating to the System until otherwise agreed or modified by the parties. SEVEN NOC provides the availability for reporting and tracking Faults via telephone, Web and e-mail, and logs all Faults on its trouble ticketing database (in accordance with the applicable availability hours set forth in this Schedule). A report on any Fault may be made via telephone, e-mail or Web. Upon initial notification of a Fault, SEVEN NOC will provide Orange with an electronic incident reporting template to complete and return via email. If any necessary information is missing then Orange will be required to complete this before resolution of the Fault is progressed. Any report of a Fault must include the following information:

•	SEVEN Service being used (Office Freedom);

•	contact information for the person reporting the Fault (phone # and ID);

•	time and date the Fault became apparent;

•	time and date of the report of the Fault;

•	description of the Fault;

•	the nature and extent of the problems caused by the Fault;

•	list of actions taken by Orange with a view to resolving the Fault and/or problems caused by the Fault;

•	indicated alarms (if any);

•	symptoms; and

•	the designated Priority Level.

SEVEN NOC will confirm, log and assign a reference number for the report of each Fault in its trouble ticketing database. The Orange fault reference number will be exchanged with SEVEN NOC’s trouble ticket number for inclusion in the respective fault logs. Reporting of a Fault logged in SEVEN NOC’s trouble ticketing database will initiate a response by SEVEN to the fault originator within the times and in the manner appropriate for the severity of the Fault as defined in the Response Times Chart.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

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5. Configuration, Maintenance and Change Control.

SEVEN shall maintain documentation with respect to the detail of Orange’s current hardware and software configuration. This shall include version-controlled copies of software and patches. With respect to hardware, the documentation shall detail the base level hardware and firmware build, and any subsequent hardware and firmware upgrades together with processor configurations as applicable.

5.1 Implementation of Changes and Maintenance.

(a) SEVEN shall ensure that it reviews all equipment changes designed to provide problem fixes for the System that either directly interface with the Office Freedom service or comprise it. SEVEN will advise Orange in the event that such a Change will necessitate a change to the Orange systems. SEVEN shall be responsible for providing such Changes under the terms of the Hosting Services Agreement and will upon notification, advise the timescale for the provision of the Change.

(b) SEVEN will be required to take a full backup (by way of a snapshot) of the software profile currently in use (on the Office Freedom service) before applying any changes and provide details of a rollback process that is used for other Customers, and so far as possible ensure any proposed changes will not adversely affect the operation of the Office Freedom service.

(c) Orange will formally release approved changes following successful network acceptance tests. SEVEN will then be authorised to roll the agreed changes out onto the Orange production System on behalf of Orange.

(d) Technical, operational and maintenance documentation as required shall be provided to Orange prior to, or as part of, any hardware or software change package.

5.2 Planned Outage. “Planned Outage” means a complete loss of system functionality where Customers and users experience no response from the Orange Office Freedom services which is planned and agreed between the Parties in accordance with the following procedure:

(a) “Outage Window” means the time period from 00.00 to 04.00 GMT every day of the week

(b) All Planned Outages, other than Emergency Outages must be performed during the Outage Window.

Planned Outage	Timing	Notice Period
Standard Outage	within the Outage Window	[***]

Priority Outage	within the Outage Window	[***]

Emergency Outage	outside the Outage Window	[***]

(c) A Planned Outage may be requested by either Party at any time by e-mail or by telephone as indicated in the above table by providing the information indicated in the Form attached at Annex B.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

5

(d) The Parties shall make good faith attempts to agree an appropriate plan for implementation of the Planned Outage through the following authorised representatives:

•	Orange: [***]

•	SEVEN: Seven Operations Management

Email: [***]

Phone: [***]

(e) Except in cases falling under paragraph 5.2(f), the Parties shall attempt to agree a plan in writing within 2 business days, and the relevant Planned Outage shall not be implemented in the absence of written consent of both Parties to an agreed plan to be set out in the Form attached at Annex B.

(f) In the case of Emergency Outages and Priority Outages on less than 2 days’ notice, the above authorised representatives shall attempt to agree a plan by telephone and the relevant Planned Outage shall be deemed to have been authorised by both Parties provided both Parties subsequently exchange written consent to an agreed plan to be set out in the Form attached at Annex B.

(g) On the day of the Planned Outage, the company performing the maintenance or implementing the Planned Outage shall notify the other company just prior to the start time and immediately following the end time of the Planned Outage.

(h) Before any Planned Outage is implemented SEVEN shall ensure that it backs up all Customer files located on the Servers to a secondary site separate from the production Hosting Centre.

5.3 Backup Services. SEVEN will be responsible for backing up all Customer data located on the production Office Freedom servers (all Customer data is stored in the System SEVEN database). For disaster recovery purposes, the backup is sent weekly to a secondary site in a different location from the Hosting Center and stored on a SAN. SEVEN shall ensure that it stores copies of all Data at two separate sites at all times. SEVEN will ensure that backups are completed successfully and will change tapes as required. Any requests for restoring files will be dealt with through the Change Control Procedure as described in the Hosting Services Agreement.

6. Availability Service Requirements and Service Credits.

6.1 System Availability. During the Term, the uptime availability of the hosted application, expressed as a percentage of the total hours during each month, shall be [***]. Uptime availability shall be monitored using the following method:

Availability = (Total Service Hours – Total Unplanned Outage)/Total Service Hours

The calculation of uptime availability excludes all Planned Outages and any downtime due to causes beyond the reasonable control of SEVEN, including without limitation, carrier service failures, failures by SEVEN’s service providers, internet routing, random backhoe fiber cuts, natural disasters, and any other Force Majeure.

6.2 Service Credits. Failure by SEVEN to meet the service requirements under this SLA, will entitle Orange to a Service Credit(s) remedy for either Availability or Fault Response and Resolution, provided that such failure is not caused by any act or omission of Orange. Where a Fault causes downtime and availability is below the target set in 6.1 above, Orange shall receive Availability Service Credit(s), otherwise for all other Faults Orange shall receive Fault Response and Resolution Service Credit(s) as described in the Service Credit Chart below. Service Credits will be issued on a quarterly basis as a credit to Orange against the following quarter’s Support Fees (being charged under the Master License Agreement). Service Credits may not be used to offset any fees other than Support Fees and in no event shall SEVEN ever be required to pay any money or make any refund to Orange. Service Credits will be payable for each default period in accordance with the definitions below. Service Credits payable in any quarter shall be subject to a maximum aggregate quarterly service credit of [***] thereafter of the monthly Support Fees paid over the relevant quarter. The Parties recognise and agree that the above Service Credits are reasonable pre-estimates of the damage which will occur to Orange taking into account all relevant information available at the Commencement Date and that such sums are liquidated damages and in no way to be considered as penalties.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

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(a) “Availability Service Credits” will be payable for every [***].

(b) “Fault Response and Resolution Service Credits” will be payable for Fault instances where the times as stated in the Response Times Chart have not been achieved and such delay was not caused by Orange. Service Credits will be payable for each default period in accordance with the table below:

Service Credit Chart

FAULT LEVEL	MISSED RESPONSE SERVICE CREDITS EARNED (One Time)	MISSED TARGET FOR TEMPORARY FIX (Restoration of Service)
		TARGET FOR TEMPORARY FIX	HOURS OVER MULTIPLE	SERVICE CREDITS EARNED (Per Multiple)
P1	[***]	[***]	[***]	[***]
P2	[***]	[***]	[***]	[***]
P3	[***]	[***]	[***]	[***]
P4	[***]	[***]	[***]	[***]

Where a “Service Credit” is defined as [***] of the monthly Support Fees paid over the relevant quarter.

Orange may earn additional Service Credits for multiple frequent failures within a specified time period as defined below:

•	[***]

•	[***]

The Parties acknowledge that from time to time events may occur which cause a Fault to occur under both this Schedule and Schedule 6 (the Support and Maintenance SLA). In such event Orange shall be entitled to Service Credits, if any, only under one of the Schedules (as elected by Orange).

7. Exclusions from Operations Support Obligations. The following are excluded from SEVEN’s Operations Support obligations: (i) the System being used in conjunction with software other than as specified in the Documentation; (ii) alterations or modifications to the System, unless altered or modified by SEVEN (or at the direction or as approved by SEVEN); (iii) defects in the System due to accident, hardware malfunction, abuse or use other than in accordance with the Documentation (unless caused by SEVEN or its agents); and (iv) evaluation System or other trial provided at no charge.

In addition, SEVEN shall not be responsible for any faults, failures or omissions (i) to the extent that they result from any actions or inactions of Orange or third parties (other than SEVEN’s employees, agents or contractors); (ii) are caused by an event of Force Majeure (as defined in clause 25.1 of the Agreement); or (iii) that result from Orange’s equipment and/or third party equipment (other than SEVEN’s employees, agents or contractors’ equipment).

FOR THE AVOIDANCE OF DOUBT, THIS SLA DEFINES A SERVICE ARRANGEMENT AND NOT A PRODUCT WARRANTY. ALL PRODUCTS, SOFTWARE AND MATERIALS RELATED THERETO ARE SUBJECT EXCLUSIVELY TO THE WARRANTIES SET FORTH IN THE APPLICABLE SCHEDULE.

8. Orange Obligations.

Orange shall use reasonable endeavors to ensure that it does not require SEVEN to provide any Hosting Services with respect to any information or activity which violates any laws in any country in which the applicable service is accessed.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

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Subject to Clauses 11 (Confidentiality) and 33 (Remote Access Security), Orange shall provide SEVEN with all reasonably necessary technical and operational information and resources, access to systems (which, for example, as of the Commencement Date consist of Orange SMSC Test Platform, Orange WAP Gateway, MAR Connection Point) and such other reasonable cooperation necessary for SEVEN to provide the Hosting Services.

Orange and/or its Customers will perform all System SEVEN Operator, Enterprise and Subscriber Administration on the System.

ONGOING COSTS ASSOCIATED WITH PURCHASING AND DEPLOYING SSL CERTIFICATES AND/OR VPN CONNECTIVITY FOR OPERATOR’S ENTERPRISE CUSTOMERS ARE NOT INCLUDED IN THE HOSTING SERVICES AND ARE THE SOLE RESPONSIBILITY OF ORANGE. THERE IS A FIXED RATE FOR SEVEN SERVICES ASSOCIATED WITH AN ENTERPRISE VPN DEPLOYMENT IN SCHEDULE 5.

9. Review Meetings and Reports. The parties shall attend the Operational Review Meetings and other meetings as mutually agreed by the parties (See Annex A). The agenda and timing of such meetings shall be as mutually agreed by the parties. SEVEN also agrees to provide reports to Orange on a quarterly basis with basic summary information regarding services performed during such a period.

10. General Assistance. In the event Orange may requires engineering /technical support from SEVEN to assist with specific project activity beyond the scope of the services provided under this Schedule such requests should be agreed on a case by case basis and be charged by SEVEN at the professional services rates as defined in Schedule 5. For example, at the request and expense of Orange, SEVEN will cooperate with and provide all reasonable assistance to Orange to help Orange conduct an orderly and efficient transition of all or some Customers (selected at the sole discretion of Orange) to any upgrade of the Software (selected by Orange), and similarly transition of services to enable the provision a replacement third party hosting service.

11. SEVEN NOC. For the purposes of this SLA, SEVEN NOC shall mean a single point of contact 24x7, for reporting faults with the Hosting Services and inquiring into status of previously reported service faults. The SEVEN NOC contact information is provided below:

Network & Operations Center

Contact: [***]

12. Termination. Upon termination of the Hosting Services, (i) SEVEN will allow, and use reasonable commercial efforts to require relevant third parties to allow, Orange to have access to the Hosting Services facilities to retrieve all data held there and (ii) SEVEN shall cease to process the Personal Data of Customers and their authorized users and shall arrange for the prompt and safe return of all such Personal Data held by it (or its subcontractors) together with all copies of such Personal Data in its possession or control to Orange.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

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ANNEX A: Reporting and Monitoring SLA Progress

The Parties shall hold regular Operational Review Meetings (ORM’s) to discuss the levels of services supplied by SEVEN to Orange. These meetings shall comprise Service Performance Review Meetings (initially held quarterly) and SLA Review Meetings (initially to be held bi-annually). However, in cases of extra-ordinary concern over performance or excessive levels of complaints from the end users, Orange reserves the right to call additional review meetings with 1 week’s notice. The agenda, timing, and location of such meetings to be agreed mutually in advance of the meeting date.

Management Reports

The management reports that will be produced at all review meetings will include, but are not limited to:

•	Report 1: Monthly availability report as a % measurement, daily and monthly average for 30 Day period

•	Report 2: Monthly summary of all Faults relating to the System indicating which Faults were reported by Orange and which were identified by SEVEN’s own monitoring equipment (details should include cause, repair, discovered inter-working issues and performance management metrics)

•	Report 3: Summary of outstanding incidents causing disruption to the Hosting Services

•	Report 4: Monthly performance for Fault resolution/rectification in accordance with the Service Restoration Targets, including the percentage of incidents when the targets were met and the percentage when they were not met

•	SEVEN Training Services Update

•	SEVEN Organisational Update

Service Performance Review Meeting

The purpose of this meeting is to:

•	Review the service supplied by SEVEN during the previous quarter

•	Discuss issues and problems that have arisen during the previous quarter

•	Recommend service improvements

•	Identify future change events

Biannual SLA Review Meeting

The purpose of this meeting is to review the SLA and agree changes requested by either Orange or SEVEN.

General Meeting Attendees List

The meetings described above may be attended by any of the following resources in addition to others as required:

•	Chairman - Orange Support Manager

•	Orange Representatives:

•	BCR Representative(s)

•	Service Manager

•	Product Assurance

•	Design Authority

•	Support Contract Controller

•	SEVEN Representatives:

•	SEVEN Operations Support Representatives

9

Distribution of Minutes

Meeting attendees plus:

•	Technical Operations Support and Testing Manager

•	Network Operations Managers (Orange )

•	Technical & Operations Director

•	Head of Implementation

•	Head of Design

•	Product Manager

•	SEVEN Operations Manager

•	SEVEN VP Global Services

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ANNEX B: PLANNED OUTAGE FORM

Planned Outage Form

Please complete this form at least 5 business days in advance of the planned outage. E-mail the form to changemgmt@SEVEN.com

Date:	Requester’s Name:

Requester’s Email:	Requester’s Phone:

Event Title:	Purpose of Event:

Planned Start Date/Time (24hr :+/- GMT):	Planned End Date/Time (24hr:+/- GMT):

Purpose / Benefit of the Planned Outage:	Detailed Work Plan (Must include timeline):

Test Plan:	Roll Back Plan:

Service Impacted (Please include hostnames, URLs, and IP addresses where applicable):	Implications if work is not completed:

Technician Name:	Technician Email:

Technician Phone Number:

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ANNEX C: SEVEN HOSTING SERVICES SPECIFICATION

1.	Introduction

This Hosting Services Specification provides a high level overview of SEVEN’s Hosting Services which Orange will leverage for the initial launch of Office Freedom.

2.	General Service Description

SEVEN offers high availability System SEVEN hosting services to our Customers and partners. Features of the service include:

•	Primary hosting site co-located at an Exodus IDC in Santa Clara, CA

•	Secondary site for disaster recovery purposes at the SEVEN headquarters in Redwood City, CA

•	Hosting includes 24x7 network operations center (NOC) support

•	Provides a fully redundant architecture (hardware, software, network and storage)

•	Maintains redundant connectivity to the Internet

•	All SEVEN infrastructure, hardware and software is supported by appropriate service and maintenance contracts

•	Monitors all system, network, and critical infrastructure elements 24x7

•	Manages a change control process tailored to each Customer’s unique needs

•	Operates a trouble-ticket management system to enable effective communication, tracking and historical documentation of all issues

SEVEN Hosting Services is equipped to manage and maintain Carrier branded and customized versions of System SEVEN Personal Edition or Enterprise Edition. Specific access methods (i.e. PC, WAP, Smart Devices) and device support are determined by individual Carrier needs. SEVEN Hosting Services has built a scalable operations model allowing our hosting to grow with Customers needs, as well as to assist in migrating the Service to our Customer’s data center at the appropriate time. SEVEN’s Hosting Service have been designed to meet the following criteria:

•	Service delivery platforms do not have single points of failure

•	Service delivery infrastructure does not have single points of failure

•	If a failure occurs, restoration of service can be achieved as specified below in section 3

•	All software is regularly backed-up to enable recovery to the point of last backup

•	Disaster Recovery infrastructure is in place prior to any launch

•	Disaster Recovery procedures are documented and tested prior to operational launch

•	Disaster Recovery procedures are tested at least every 12 months

3.	Physical Access Security

Access to Hosting Services facilities follow accepted security industry standards.

4.	Business Continuity Plan

SEVEN Hosting Services is backed by a robust and complete Business Continuity Plan (BCP). SEVEN will make available to Orange Operations Service Management upon request from time to time, the most up to date copy of the SEVEN’s BCP. Orange Operations Service Management shall have the right (at Orange’s expense) to review at SEVEN’s premises, SEVEN’s BCP.

Assumptions of SEVEN’s BCP for Hosting Services:

•	The situation that causes the disaster is localized to one of SEVEN’s data processing facilities, the building or space housing the hosting services; or to the communication systems and networks that support the facility.

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•	The Plan is based on the availability of the backup site. The accessibility of this site is a critical requirement.

4.1	Recovery

The recovery of the DR site will be done in 6 hours, from the time the disaster recovery plan is initiated. A good assumption for the service to be functional is at least 24 hours from the time the DNS changes are made to point to the DR site, because of DNS propagation delay. Also, the service in the DR site can be fully tested once the DNS propagation has taken place.

4.2	BCP Criteria

SEVEN’s Hosting Services are designed to satisfy the following BCP requirements:

•	Meet the Recovery Time Objective for the end to end Business Continuity process

•	Maintain appropriate personnel responsible for creating and maintaining disaster recovery procedures

•	Maintain a Disaster Recovery procedure for the processes/functions/service

•	Notify Customers of temporary changes of service level if Disaster Recovery is invoked

•	Specify a Disaster Recovery rehearsal schedule

•	Specify the time from declaration of a disaster to the point where the process and function is restored

•	Record location of Disaster Recovery environment

•	Understand major dependencies for Disaster Recovery

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SCHEDULE 8

PROJECT MANAGEMENT

Key Roles

A list will be distributed after the signing of this Agreement to detail the key personnel for the Key Roles (shown below) for both Orange and SEVEN. Should these contacts change, then people of similar qualifications and competence will be employed by the Party. In the case of SEVEN, Orange will be notified as soon as possible of the change and SEVEN will ensure that Orange’s requirements are met by the new appointment. A full hand over process will be carried out to ensure continuity of support.

Orange

Product Development Manager

Product Manager

Procurement Manager

Operations Manager

SEVEN

Project Manger

Orange Account Manager

Support POC

Executive Sponsor

NOC

For the Delivery phase of the project, weekly conference calls will take place at 3:30pm on Thursdays with virtual team members from Orange and SEVEN. Following these calls, action lists and risks & issues lists will be distributed to the team.

SENIOR EXECUTIVES

These are the names and positions of the executives who will have responsibility for negotiating in the event of a dispute. These people are capable of binding the company in terms of a settlement.

[***]

[***]

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

SCHEDULE 9A

OFFICE FREEDOM JOINT BRANDING GUIDELINES

Web Sites

•	The “Powered by SEVEN” mark shall be included on Orange web sites (following the 80%(Orange)/20%(SEVEN) representation ratio) in contexts relating solely to the Orange Office Freedom solution where it is commercially reasonable and practicable to include it.

•	Orange grants to SEVEN a royalty-free, non-exclusive, non-transferable, non-sublicensable, revocable world-wide licence to use the Orange name and service mark on SEVEN’s website and in its marketing materials provided:

(i)	SEVEN complies with the Orange Corporate Joint Branding Guidelines (as amended from time to time) and other restrictions imposed by Orange on use; and

(ii)	SEVEN obtains the express, prior, written consent of Orange to the context, form and substance of the use.

Sales Support Materials

•	The “Powered by SEVEN” mark shall be used in the branding of sales support materials for the Orange Office Freedom services (following the 80%(Orange)/20%(SEVEN) representation ratio) where it is commercially reasonable and practicable to use it. Orange shall be entitled to refer to SEVEN in the main body content of such sales support materials.

•	Orange shall not be obliged to make any reference to SEVEN in the context of general marketing materials which are not specifically targeted at the Orange Office Freedom services (including where such general marketing materials cite the Orange Office Freedom services by way of example).

Seven Requirements

Two branding marks are used across SEVEN enabled services. A detailed style guide is available to ensure consistent usage:

SEVEN corporate symbol and wordmark

SEVEN enabled services symbol and wordmark

When commercially reasonable and practicable and subject to compliance with any internal branding rules issued by Orange from time to time, Orange will place the appropriate SEVEN symbol and/or wordmark for the SEVEN enabled services in the specified location as detailed below. Orange logos and branding will be applied as per the specified Orange requirements and in accordance with any internal branding rules issued by Orange from time to time.

Notwithstanding the foregoing, if for any reason Orange does not intend to follow any part of the guidelines set forth below (whether due to a conflict with any internal Orange guidelines or because Orange deems it to not be reasonable or practicable or otherwise), then Orange shall (i) advise SEVEN in advance in writing of its intentions; and (ii) provide SEVEN with alternative branding or marketing efforts which so far as reasonably practicable compensate for the branding Orange elects not to include.

Product branding placement will always follow the Orange Corporate Joint Branding Guidelines as amended from time to time:

1. System SEVEN Management Console:

•	System SEVEN Operator Level Admin

•	Login page branded with SEVEN mark

•	System SEVEN Enterprise Level Admin

•	SEVEN mark on the bottom center of the login page

•	System SEVEN End User Level Admin

•	Login page - bottom center “Powered by SEVEN”

2. System SEVEN Groupware application(s)

•	WAP version

•	About - “Powered by SEVEN”

•	Browser versions (Blazer, Pocket PC, Internet Explorer)

•	Splash screen - “Powered by SEVEN” on login page (depending on suitability due to size)

•	About - “Powered by SEVEN” and SEVEN/Orange copyright statement.

3. Product Documentation –in particular userguides specific to the Office Freedom service

•	All product documentation which is specific to the Office Freedom service will have SEVEN branding on the following noted pages:

•	Introduction Paragraph - mention of SEVEN/powered by SEVEN statement

•	Orange copyright statement with reference to SEVEN by way of acknowledgement

SCHEDULE 9 B

OFFICE FREEDOM JOINT MARKETING GUIDELINES

Joint Marketing Plan:

•	Identify Orange and SEVEN stakeholders to form joint marketing team with express charter of developing joint marketing plan.

•	SEVEN can offer Orange assistance with the following strategies and programs depending on their requirements:

•	Service Launch and Communications: Create and implement marketing and communication programs to drive market awareness, create demand and exceed revenue targets;

•	Channel and Sales: Create channel development and targeting strategy; prepare and train the sales channel; create demo environment and sales tools and promotional drivers;

•	Post Launch Marketing and Communications: Create and implement ongoing promotions plan and ongoing marketplace education programs that are tied specifically to subscriber adoption targets.

SEVEN Marketing Tools

SEVEN to provide as part of effort, access to the SEVEN Marketing Tools which would include:

•	White papers: Security and technical

•	Product presentation: Enterprise business user and IT user

•	FAQ: sales summary and full

•	Demo guide/script

•	Datasheets PE and EE versions of System SEVEN

•	Competitive Overview

•	Pocket Reference Guide

SEVEN grants to Orange a royalty-free, non-exclusive, non-transferable (other than to members of the Orange Group), revocable, worldwide licence to use, modify, copy and distribute all or any part of the above documentation in connection with the promotion of the Orange Office Freedom services.

Press Releases

•	SEVEN shall obtain the express, prior, written consent of Orange as to the issue, content and timing of any news releases, articles, brochures, advertisements, prepared speeches or other information releases related to the subject matter of this Agreement and/or that refer to Orange, to be issued by SEVEN or its employees, agents, sub-contractors, designees, assignees or consultants.

•	Orange shall mention SEVEN as the software provider in press releases solely concerned with the Orange Office Freedom services where it is commercially reasonable and practicable to do so.

•	Orange shall not be obliged to make any reference to SEVEN in the context of general press-releases which are not specifically targeted at the Orange Office Freedom services (including where such general releases cite the Orange Office Freedom services by way of example).

•	Notwithstanding anything to the contrary herein, the parties agree as follows:

•	As soon as reasonably commercially practicable after successful commercial launch of an Orange service utilizing the Software, Orange will issue a joint press release (“Launch Press Release”) in a format to be agreed between the Parties that:

•	refers to the use of the Software in connection with the Office Freedom service; and refers to Seven as the supplier of the Software; and

•	contains a short statement about each Party (boilerplate); and

•	contains the Orange logo but not the Seven logo.

•	Once the Launch Press Release described above has been issued, SEVEN may reference Orange as a customer of Seven in any press release provided either:

(i)	The statement does not contain any reference to Orange or the Orange Office Freedom service beyond statements previously approved by Orange which may be updated from time to time by Orange upon reasonable notice to SEVEN; or

(ii)	SEVEN obtains the prior consent of Orange in accordance with Clause 32.1 (Press Releases) of this Agreement such consent not to be unreasonably withheld or delayed if the proposed press release is within the scope of the Launch Press Release.

(iii)	Notwithstanding anything to the contrary herein, SEVEN shall have the right to release a ‘customer win’ Press Release announcing Orange as a customer of SEVEN subject to full approval by Orange of any text in the release relating to Orange and timing approved by Orange (which shall not be unreasonably withheld or delayed following the commercial launch).

SEVEN’s Marketing Material

SEVEN shall not be entitled to make any reference to Orange or the Office Freedom service in any of its marketing material or on its website prior to the Launch Press Release.

SEVEN shall not be entitled to make any reference to any terms of this Agreement or any discussions with Orange, including in relation to future plans for the Office Freedom service in any of its marketing material or on its website at any time.

Once the Launch Press Release has been issued:

•	SEVEN shall be entitled to use the Orange name and the Orange logo in its registered form on its website and/or in customer lists without the prior written approval of Orange provided it complies with Orange’s applicable internal guidelines as amended from time to time to which Seven shall have access via a website (URL to be notified to SEVEN).

•	However, SEVEN shall not be entitled to make any reference to the Orange Office Freedom service or the solution licensed to Orange in any of its marketing material or on its website without the prior written approval of Orange unless it appears in a pre-approved format to be agreed between the Parties. The Parties agree to use all reasonable commercial efforts to agree on a format prior to the Launch Press Release date.

•	Orange may, at its request, review any and all SEVEN’s usage of the Orange name and/or trade marks at any time and SEVEN agrees to cease use of the Orange name upon any termination of the Agreement or notification from Orange that use by SEVEN is in any manner inconsistent with the terms of this Agreement.

Case Studies

•	Orange and SEVEN shall work together to create case studies which will be used for PR, web site promotions, and “success story” press releases.

•	Use of the case studies by SEVEN will be subject to the express, prior, written consent of both Orange and the relevant Customer.

Product Reviews

•	Orange and SEVEN will work together to identify product review strategies on a regular basis, including identification of reviewers, review guides, demo accounts plus devices and review schedule.

Tradeshows

•	Orange will, where commercially reasonable, demonstrate and promote the Orange Office Freedom solution at appropriate industry tradeshows and through other related activities and may call upon SEVEN to assist where required.

Channel Preparedness

•	SEVEN will where commercially reasonable assist Orange where requested to educate customers and sales representatives and prepare the channel

•	SEVEN will where commercially reasonable contribute marketing and channel sales resources to support and build the required presentation materials for the sessions as outlined in the joint marketing plan.

SCHEDULE 10

ESCROW AGREEMENT

Single Licensee

Escrow Agreement No:	Dated:

Escrow Agreement Between:

(1)	[name] whose registered office is at [address] (CRN: [number]) (“the Owner”);

(2)	[name] whose registered office is at [address] (CRN: [number]) (“the Licensee”); and

(3)	NCC ESCROW INTERNATIONAL LIMITED whose registered office is at Manchester Technology Centre, Oxford Road, Manchester M1 7ED (CRN: 3081952) (“NCC”).

Preliminary:

(A)	The Licensee has been granted a licence to use a software package comprising computer programs.

(B)	Certain technical information and documentation describing the software package is the confidential property of the Owner and is required for understanding, maintaining and correcting the software package.

(C)	The Owner acknowledges that in certain circumstances the Licensee may require possession of the technical information and documentation held under this Agreement.

(D)	Each of the parties to this Agreement acknowledges that the considerations for their respective undertakings given under it are the undertakings given under it by each of the other parties.

It is agreed that:

1 Definitions

In this Agreement the following terms shall have the following meanings:

1.1	“Full Verification Service” means the appropriate tests agreed with NCC for the verification of the Material;

1.2	“Integrity Testing Service” means those tests forming NCC’s Integrity Testing Service, in so far as they relate to the Material;

1.3	“Intellectual Property Rights” means copyright, trade secret, patent, and all other rights of a similar nature;

1.4	“Licence Agreement” means the licence granted to the Licensee for the Package;

1.5	“Material” means the source code of the Package and such other materials and documentation as are necessary to comply with Clause 2.1.5; and

1.6	“Package” means the software package licensed to the Licensee under the Licence Agreement and referred to in Schedule 1.

2 Owner’s Duties and Warranties

2.1	The Owner shall:

2.1.1	deliver a copy of the Material to NCC within 30 days of the date of this Agreement;

2.1.2	at all times ensure that the Material as delivered to NCC is capable of being used to generate the latest version of the Package issued to the Licensee and shall deliver to NCC further copies of the Material as and when necessary;

2.1.3	deliver to NCC a replacement copy of the Material within 12 months of the last delivery;

2.1.4	deliver a replacement copy of the Material to NCC within 14 days of receipt of a notice served upon it by NCC under the provisions of Clause 4.1.5; and

2.1.5	deliver with each deposit of the Material any of the following technical information that is relevant:

2.1.5.1	Details of the deposit; full name and version details, media type, backup command/software used, compression used, archive hardware and operating system details.

2.1.5.2	Password/encryption details required to access the source code.

2.1.5.3	Directory listings of the contents of the media.

2.1.5.4	Documentation describing the procedures for building, compiling and installing the software, including names and versions of the development tools.

2.1.5.5	Software design information (e.g. module names and functionality).

2.1.5.6	Name and contact details of employees with knowledge of how to maintain and support the Material.

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2.2	The Owner warrants that:

2.2.1	it owns the Intellectual Property Rights in the Material and has authority to enter into this Agreement; and

2.2.2	the Material lodged under Clause 2.1 shall contain all information in human-readable form and on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain and correct the Package without the assistance of any other person.

3 Licensee’s Responsibilities

It shall be the responsibility of the Licensee to notify NCC of any change to the Package that necessitates a replacement deposit of the Material.

4 NCC’s Duties

4.1	NCC shall:

4.1.1	hold the Material in a safe and secure environment;

4.1.2	inform the Owner and the Licensee of the receipt of any copy of the Material;

4.1.3	in accordance with the terms of Clause 9 apply the Integrity Testing Service to the Material from time to time;

4.1.4	at all times retain a copy of the latest verified deposit of the Material; and

4.1.5	notify the Owner if it becomes aware at any time during the term of this Agreement that the copy of the Material held by it has been lost, damaged or destroyed.

4.2	NCC shall not be responsible for procuring the delivery of the Material in the event of failure by the Owner to do so.

5 Payment

The parties shall pay NCC’s standard fees as published from time to time or as otherwise agreed, in the proportions set out in Schedule 2.

6 Release Events

6.1	Subject to the provisions of Clauses 6.2 and 6.3 and upon receipt of its release fee, NCC will release the Material to a duly authorised officer of the Licensee if any of the following events occur:

6.1.1	the Owner enters into any company voluntary arrangement or individual voluntary arrangement or (being a company) enters into liquidation whether compulsory or voluntary (other than for the purposes of solvent reconstruction or amalgamation) or has a receiver or administrative receiver appointed over all or any part of its assets or undertaking or a petition is presented for an Administration Order or (being an individual or partnership) becomes bankrupt, or an event occurs within the jurisdiction of the country in which the Owner is situated which has a similar effect to any of the above events in the United Kingdom; or

6.1.2	the Owner ceases to trade; or

6.1.3	[***]

6.1.4	[***]

6.2	The Licensee must notify NCC of the event(s) specified in Clause 6.1 by delivering to NCC a statutory or notarised declaration (“the Declaration”) made by an officer of the Licensee attesting that such event has occurred and that the Licence Agreement and any maintenance agreement, if relevant, for the Package was still valid and effective up to the occurrence of such event and exhibiting such documentation in support of the Declaration as NCC shall reasonably require.

6.3	Upon receipt of a Declaration from the Licensee claiming a release event under Clause 6.1:

6.3.1	NCC shall send a copy of the Declaration to the Owner by special delivery or equivalent type of post, where the Owner is not situated in England or Wales; and

6.3.2	unless within 14 days after the date of delivery the Owner delivers to NCC a counter-notice signed by a duly authorised officer of the Owner stating that no such event or failure has occurred or that any such failure has been rectified

NCC will release the Material to the Licensee.

6.4	Where there is any dispute as to the occurrence of any of the events set out in Clause 6 or the fulfilment of any obligations detailed therein, such dispute will be referred at the instance of either the Owner or the Licensee to the Managing Director for the time being of NCC for the appointment of an expert who shall give a decision on the matter within 14 days of the date of referral or as soon as practicable thereafter. The expert’s decision shall be final and binding as between the Owner and the Licensee except in the case of manifest error.

7 Confidentiality

7.1	The Material shall remain the confidential property of the Owner and in the event that NCC provides a copy of the Material to the Licensee, the Licensee shall be permitted to use the Material only in accordance with the confidentiality obligations contained in Clause 7.3.

7.2	NCC agrees to maintain all information and/or documentation coming into its possession or to its knowledge under this Agreement in strictest confidence and secrecy. NCC further agrees not to make use of such information and/or documentation other than for the purposes of this Agreement and will not disclose or release it other than in accordance with the terms of this Agreement.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

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7.3	In the event that the Material is released under Clause 6 the Licensee shall:

7.3.1	use the Material only for the purpose of understanding, maintaining and correcting the Package exclusively on behalf of the Licensee;

7.3.2	not use the Material for any other purpose nor disclose it to any person save such of its employees or contractors who need to know the same in order to understand, maintain and correct the Package exclusively on behalf of the Licensee. In that event the Licensee shall ensure that its employees and contractors are bound by the same confidentiality obligations as are contained in this Clause 7;

7.3.3	hold all media containing the Material in a safe and secure environment when not in use; and

7.3.4	forthwith destroy the same should the Licensee cease to be entitled to use the Package.

8 Intellectual Property Rights

The release of the Material to the Licensee will not act as an assignment of any Intellectual Property Rights that the Owner possesses in the Material.

9 Verification

9.1	Subject to the provisions of Clauses 9.2 and 9.3, NCC shall bear no obligation or responsibility to any person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, effectiveness or any other aspect of the Material.

9.2	Upon the Material being lodged with NCC, NCC shall apply its Integrity Testing Service to the Material and shall provide a copy of the test report to the parties to this Agreement.

9.3	Any party to this Agreement shall be entitled to require NCC to carry out a Full Verification. Any reasonable charges and expenses incurred by NCC in carrying out a Full Verification will be paid by the requesting party save that if in the opinion of the expert appointed by the Managing Director of NCC the Material is substantially defective in content any such reasonable charges and expenses will be paid by the Owner.

10 NCC’s Liability

10.1	NCC shall not be liable for any loss or damage caused to the Owner or the Licensee either jointly or severally except to the extent that such loss or damage is caused by:

10.1.1	the negligent acts or omissions of; or

10.1.2	a breach of any contractual duty by

NCC, its employees, agents or sub-contractors and in such event NCC’s total liability in respect of all claims arising under or by virtue of this Agreement shall not (except in the case of claims for personal injury or death) exceed the sum of £500,000.

10.2	NCC shall in no circumstances be liable to the Owner or the Licensee for indirect or consequential loss of any nature whatsoever whether for loss of profit, loss of business or otherwise.

10.3	NCC shall be protected in acting upon any written request, waiver, consent, receipt or other document furnished to it pursuant to this Agreement, not only in assuming its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information contained in it, which NCC in good faith believes to be genuine and what it purports to be.

11 Indemnity

Save for any claim falling within the provisions of Clause 10.1, the Owner and the Licensee jointly and severally indemnify NCC for any legal and/or related costs it incurs as a result of issuing or becoming otherwise involved in any form of dispute resolution proceedings or any litigation of any nature in relation to this Agreement.

12 Termination

12.1	NCC may terminate this Agreement after failure by the Owner or the Licensee to comply with a 30 day written notice from NCC to pay any outstanding fee. If the failure to pay is on the part of the Owner the Licensee shall be given the option of paying such fee itself. Such amount will be recoverable by the Licensee direct from the Owner.

12.2	NCC may terminate this Agreement by giving 60 days written notice to the Owner and the Licensee. In that event the Owner and the Licensee shall appoint a mutually acceptable new custodian on terms similar to those contained in this Agreement. If a new custodian is not appointed within 30 days of delivery of such notice, the Owner or the Licensee shall be entitled to request the President for the time being of the British Computer Society to appoint a suitable new custodian upon such terms and conditions as he/she shall require. Such appointment shall be final and binding on all parties.

12.3	If NCC is notified of the new custodian within the notice period, NCC will forthwith deliver the Material to the new custodian. If NCC is not notified of the new custodian within the notice period, NCC will destroy the Material.

12.4	The Licensee may terminate this Agreement at any time by giving written notice to NCC. If the Licence Agreement has expired or has been lawfully terminated then it shall be the responsibility of the Licensee to terminate this Agreement.

12.5	The Owner may only terminate this Agreement with the written consent of the Licensee.

12.6	This Agreement shall terminate upon release of the Material to the Licensee in accordance with Clause 6.

12.7	Upon termination under the provisions of Clauses 12.4 or 12.5 NCC will deliver the Material to the Owner. If NCC is unable to trace the Owner NCC will destroy the Material.

12.8	Upon termination under the provisions of Clause 12.1 the Material will be available for collection by the Owner from NCC for 30 days from the date of termination. After such 30 day period NCC will destroy the Material.

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12.9	NCC may forthwith terminate this Agreement and destroy the Material if it is unable to trace the Owner having used all reasonable endeavours to do so.

12.10	The provisions of Clauses 7, 10 and 11 shall continue in full force after termination of this Agreement.

12.11	On termination of this Agreement the Owner and/or the Licensee (as appropriate) shall remain liable to NCC for payment in full of any fee which has become due but which has not been paid as at the date of termination.

13 General

13.1	This Agreement shall be governed by and construed in accordance with the laws of England and Wales and subject to Clause 6.4 the parties submit to the exclusive jurisdiction of the English courts.

13.2	This Agreement represents the whole agreement relating to the escrow arrangements between the parties for the Package and supersedes all prior arrangements, negotiations and undertakings.

13.3	Save for Clause 6.3, all notices to be given to the parties under this Agreement shall be deemed to have been duly given or made when delivered personally or 7 days after posting or if sent by facsimile, 12 hours after despatch to the party to which such notice is required to be given or made under this Agreement addressed to the principal place of business, or for companies based in the UK, the registered office.

Schedule 1

The Package

The software package known as [name]

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Schedule 2

NCC’s Fees (St£)

	DESCRIPTION	OWNER	LICENSEE
1	Initial Fee (payable on commencement of work)
2	Annual Fee (payable on completion of the agreement and on each anniversary thereafter)
3	Scheduled Update Fee (2nd and subsequent scheduled deposits in any one year, payable on completion of the agreement and on each anniversary thereafter)
4	Unscheduled Update Fee (per unscheduled deposit)
5	Storage Fee (an additional annual fee may be payable for deposits in excess of one cubic foot)
6	Release Fee (plus NCC’s reasonable expenses)	Nil	100%

•	All fees are reviewed by NCC from time to time

Signed for and on behalf of [the Owner]

Name:	¦

Position:	¦	(Authorised Signatory)

Signed for and on behalf of [the Licensee]

Name:	¦

Position:	¦	(Authorised Signatory)

Signed for and on behalf of NCC ESCROW INTERNATIONAL LIMITED

Name:	¦

Position:	¦	(Authorised Signatory)

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SCHEDULE 11

EQUIPMENT LOAN

For the purposes of this Schedule only, the following words and expressions shall have the following meanings:

“Equipment”	means the SEVEN Equipment and Orange Equipment excluding the Software

“Orange Equipment”	means all computer hardware and/or associated software and/or associated equipment provided by Orange to SEVEN or any subcontractor engaged by SEVEN in connection with this Agreement, including (but not limited to) the items listed as of the Commencement Date on Schedule 12.1.

“SEVEN Equipment”	means all computer hardware and/or associated software and/or associated equipment, provided by SEVEN to Orange in connection with this Agreement.

1.	Whenever one Party provides Equipment to the other Party in connection with this Agreement, the Parties shall complete and agree the details relating to such Equipment in the form indicted below.

2.	Neither Party shall lend, hire, sell, charge or otherwise part with possession of any Equipment provided by the other Party to any third party without the express, prior, written consent of the other Party who provided it.

3.	Nothing in this Agreement is intended to effect any transfer of title or Intellectual Property Rights in the Equipment.

4.	Where one Party is in possession of the other Party’s Equipment it shall hold it on a fiduciary basis as a bailee for the other Party and store it in such a way that it remains readily identifiable as the property of the other Party.

5.	In the event of termination or expiry of this Agreement or at the end of the allocated loan term indicated in the attached form (whichever is earlier) each Party shall return the Equipment owned by the other Party (at the owning Party’s expense) and shall comply with the reasonable requirements of the owning Party in this respect.

SCHEDULE 12

PROFESSIONAL SERVICES

This Professional Services Schedule is supplementary to the Master License Agreement. It describes SEVEN’s responsibilities with respect to Professional Services under any Professional Services Statement of Work (as defined below) which is executed by both parties and which references the Agreement.

1. Statements of Work. The Parties shall execute a “Statement of Work” (or “SOW”) each time Orange seeks to have SEVEN provide Professional Services under the Agreement. Each SOW shall include a Professional Services Specification which contains the technical details of the specific work to be performed and shall also include, without limitation, a description of the scope of work to be performed, dependencies, milestones (including designation of any key milestones “Key Milestones”), acceptance criteria and process (if applicable), warranties (if applicable), any specific relevant pricing information and any other information reasonably necessary to describe the scope of Professional Services to be performed by SEVEN.

With respect to any warranties, the parties agree as follows: (i) the warranty standard shall be material compliance with the applicable Professional Services Specification, (ii) the remedies for breach of warranty shall be repair, replace or, if SEVEN is unable to do so within a reasonable period of time, refund of all Professional Services Fees paid with respect to such specific Deliverable upon termination of the applicable SOW; and (iii) the warranties shall be subject to such other reasonable conditions as the parties may agree at the time.

The Statement of Work in effect as of the Commencement Date is attached at Annex 1. Seven is aware of Orange’s proposed commercial launch date of January-February 2003 and will use all reasonable commercial efforts and apply all necessary resources to resolve all reported faults to enable Orange to launch a functional, stable and supported system on that date.

2. Delivery.

2.1 SEVEN agrees to provide the Professional Services in accordance with the timetable set out in the applicable SOW. For the avoidance of doubt, except pursuant to any escrow release under Clause 5 of this Agreement, in no event shall SEVEN be required to deliver any source code to Orange under this Agreement.

2.2 If specified in the applicable SOW, the times for the delivery or performance of the Professional Services shall be of the essence of this Agreement.

3. Acceptance. The terms of acceptance shall be as defined in the particular SOW.

4.	Fees.

4.1 The rates for Professional Services shall be as set forth in Schedule 5 of the Agreement (unless otherwise specified in the applicable SOW). The parties acknowledge that from time to time Orange may request changes to the Software which will be of generic use to SEVEN across its general customer base, and in such events SEVEN agrees to reasonably consider granting to Orange a reasonable discount with respect to any such generic changes.

4.2 The Professional Services Fees shall be properly due for the purposes of Clause 3.5 of the Agreement provided the Professional Services Deliverables are in material compliance with the relevant SOW (including the Professional Services Specification) and the Orange Corporate Joint Branding Guidelines.

4.3 Upon any termination of an applicable SOW or the Agreement, SEVEN shall be entitled to receive full payment for any Professional Services which it has fully completed at the date of termination in accordance with its obligations hereunder and to receive a proportionate part of the Professional Services Fees for any Professional Services which are partially complete at the date of termination or notice of termination, if earlier (provided Orange has given SEVEN notice to stop work). In assessing the proportionate sum due, the Parties shall take account of the number of man- hours expended upon such Professional Services at the date of termination or notice of termination, if earlier (provided Orange has given SEVEN notice to stop work). SEVEN shall submit a statement of any proportionate Professional Services Fees, supported by evidence as appropriate and including a breakdown of the man hours and the cost of labour, materials or other items at the date of termination. Such statement shall be calculated in accordance with SEVEN’s regular accounting procedures and shall, if required by Orange, be verified by independent auditors at the cost of Orange unless the quote put forward by SEVEN is more than [***] above the quote suggested by the auditor.

In the event of termination for convenience by SEVEN in accordance with Clause 22.4, Orange shall have the option of requiring SEVEN to complete any work orders which are outstanding at the time Orange receives notice of SEVEN’s intention to terminate.

5. Key Milestones

5.1 As applicable, to the extent that any Professional Services are not delivered in accordance with the terms of the applicable SOW on or before 9.00am (GMT) on any relevant Key Milestone, the Professional Services Fees payable in relation to those Professional Services shall be reduced by [***] (unless specified otherwise in the applicable SOW) in the case of Professional Services Fees. For the purposes of this Clause 5.1 all percentages are based on the total Professional Services Fees due under an applicable SOW. For the avoidance of doubt, this Clause shall also apply to any Adjusted Key Milestones set pursuant to Clause 5.3 below.

5.2 For the avoidance of doubt, Orange shall not be entitled to any fee reduction in relation to SEVEN’s failure to meet any Key Milestone or Adjusted Key Milestone where such failure is caused by any act or omission of Orange which was not itself caused by any act or omission of SEVEN, such as a failure by SEVEN to give Orange reasonable notice of the dependencies and the deadline for delivery by Orange.

5.3 Notwithstanding the foregoing, to the extent that a failure by SEVEN to meet a Key Milestone is caused by any act or omission of Orange, the Parties shall negotiate in good faith to reset the relevant Key Milestone appropriately using the Change Control Procedure to a later date (“Adjusted Key Milestone”) so that the Adjusted Key Milestone shall be no later than necessary to allow an adjustment corresponding to the delay caused by Orange.

5.4 The Parties recognise and agree that the above sums are reasonable pre-estimates of the damage which will occur to Orange taking into account all relevant information available at the commencement date of the applicable SOW and that such sums are liquidated damages and in no way to be considered as penalties.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

5.5 The Parties agree that Orange shall not be able to terminate the applicable SOW in whole or in part as a consequence of such late delivery, completion or achievement of any Key Milestone unless the [***] (unless otherwise specified in the applicable SOW) has been reached.

5.6 The rights and remedies granted under this Clause 5 shall be without prejudice to any other rights and remedies available to Orange under this Agreement or at law.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.